Exhibit 4.1

EXECUTION VERSION

FORESIGHT ENERGY LLC,

FORESIGHT ENERGY FINANCE CORPORATION,

THE GUARANTORS FROM TIME TO TIME PARTIES HERETO

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS TRUSTEE

INDENTURE

Dated as of March 28, 2017

$425,000,000

11.50% Second Lien Senior Secured Notes due 2023

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of March 28, 2017 among Foresight Energy LLC, a Delaware limited liability company (including any successor thereof, the “Company”), Foresight Energy Finance Corporation, a Delaware corporation (“Co-Issuer,” and together with the Company, the “Issuers”), the Guarantors (including any successor thereof, as defined herein) and Wilmington Trust, National Association, as trustee (including any successor thereof, the “Trustee”).

Each of the parties agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 11.50% Second Lien Senior Secured Notes due 2023 (the “Notes”):

ARTICLE I.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                            Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means Debt of a Person existing at the time the Person is acquired by, or merges with or into, the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary, whether or not such Debt is Incurred in connection with, or in contemplation of, the Person being acquired by or merging with or into or becoming a Restricted Subsidiary.

“Act of Required Secured Parties” means, as to any matter at any time:

(i)                                     until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Outstanding Loan Threshold Date, a direction in writing delivered to the Collateral Trustee by or with the written consent of, the Required Lenders;

(ii)                                  from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Outstanding Loan Threshold Date, but prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the Priority Lien Representatives representing the holders of more than 50% of the sum of:

(a) the aggregate outstanding principal amount of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(b) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; provided, however, that if at any time prior to the Discharge of Priority Lien Obligations the only remaining Priority Lien Obligations are Secured Hedging Obligations, then the term “Act of Required Secured Parties” will mean the representatives representing the holders of a majority of the aggregate “settlement amount” (or similar term) as defined in the Secured Hedging Agreements (or, with respect to any Secured Hedging Agreement that has been terminated in accordance with its terms, the amount, if any, then due and payable by the Company or any other Grantor (exclusive of expenses and similar payments but including any early termination payments then due) under such Secured Hedging Agreement) under all Secured Hedging Agreements; provided further, that any Secured Hedging Agreement with a “settlement amount”

(or similar term) or termination payment that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Secured Parties;” and

(iii)                               at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the Parity Lien Representatives representing the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote such Secured Debt and (b) votes will be determined in accordance with the provisions of the Collateral Trust Agreement. The Collateral Trustee will not be deemed to have knowledge thereof unless it receives written notice thereof.

“Additional Assets” means all or substantially all of the assets of a Permitted Business, or Voting Stock of another Person engaged in a Permitted Business that will on the date of acquisition be a Restricted Subsidiary, or other properties or assets (other than cash and Cash Equivalents or securities (including Equity Interests)) that are to be used or useful in a Permitted Business.

“Additional Notes” means any additional Notes that may be issued after the Issue Date in the form of Exhibit A under this Indenture.

“Additional Refinancing Amount” means, with respect to any Permitted Refinancing Debt, the amount by which the aggregate principal amount of such Permitted Refinancing Debt exceeds the aggregate principal amount of the Debt refinanced, but only to the extent of the amount, if any, of accrued and unpaid interest, premiums, defeasance costs, fees and expenses contemplated by Section 4.09(b)(5) hereof.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, such specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent, transfer agent or authentication agent.

“Applicable Premium” means with respect to any Note on any redemption date the excess (if any) of (a) the present value at such redemption date of (1) the redemption price of such Note at April 1, 2020 as set forth in the table appearing in Section 3.07 hereof plus (2) all required interest payments due on such Note from the redemption date through April 1, 2020 (excluding accrued but unpaid interest, if any, to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate with respect to such redemption date plus 50 basis points over (b) the principal amount of such Note. The Trustee shall have no duty to calculate or verify the calculation of the Applicable Premium.  Any calculation of the Applicable Premium made pursuant to this Indenture or the Notes shall be made by the Issuers and delivered to the Trustee pursuant to an Officer’s Certificate.

“Applicable Procedures” means, with respect to any transfer or exchange of or for the beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Applicable Tax Distribution Amount” means, with respect to any taxable period during which the Company is treated as a partnership or disregarded entity for United States federal income tax purposes, distributions to each Person who holds Equity Interests of the Company, in an amount equal to the product of (a) such Person’s allocable share of the taxable income of the Company for such taxable period (including any additional taxable income resulting from any audit adjustment and taking into account any items of income, gain, loss or deduction included in the Company’s taxable income as a result of holding any Equity Interest of a Subsidiary); and (b) the maximum combined United States federal, state and local income tax rate (taking into account the character of the income in question and the deductibility of state and local income taxes for U.S. federal income tax purposes and any limitations thereon including pursuant to Section 67 and 68 of the Code) applicable to any individual resident of New York, New York for such period. For purposes of clause (a) above, the net taxable income of the Company shall be determined without regard to any adjustments to the tax basis of any assets of the Company that arise pursuant to Section 743 of the Code.

“Asset Sale” means any sale, transfer or other disposition of any assets by the Company or any Restricted Subsidiary outside of the ordinary course of business, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary (each of the above referred to as a “disposition”), provided that the following are not included in the definition of “Asset Sale”:

(1)                                 a disposition to the Company or a Restricted Subsidiary, including the sale or issuance by the Company or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Company or any Restricted Subsidiary;

(2)                                 (i) the sale, disposition or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, (ii) dispositions of Receivables and related assets by a Securitization Subsidiary in connection with a Permitted Receivables Financing and (iii) any transactions in connection with factoring of receivables by a non-Guarantor Restricted Subsidiary of the Company undertaken consistent with past practice or in the ordinary course of business;

(3)                                 a transaction covered by Section 5.01 hereof;

(4)                                 a Restricted Payment permitted under Section 4.07 hereof or a Permitted Investment;

(5)                                 any transfer of property or assets that consists of grants by the Company or its Restricted Subsidiaries in the ordinary course of business of licenses or sub-licenses, including with respect to intellectual property rights;

(6)                                 the sale or other disposition of Equity Interests of an Unrestricted Subsidiary;

(7)                                 the sale or other disposition of assets by the Company and its Restricted Subsidiaries consisting of Real Property solely to the extent that such Real Property is not necessary for the normal conduct of operations of the Company and its Restricted Subsidiaries;

(8)                                 (x) the granting of a Lien permitted under this Indenture or (y) the foreclosure of assets of the Company or any of its Restricted Subsidiaries to the extent not constituting a Default;

(9)                                 the sale or other disposition of cash or Cash Equivalents;

(10)                          the unwinding or termination of any Hedging Agreements;

(11)                          the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12)                          the issuance of Disqualified Stock or Preferred Stock pursuant to Section 4.09 hereof;

(13)                          (a) the sale or other disposition of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of the Company and its Restricted Subsidiaries, (b) sales or other dispositions of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines or (c) the abandonment or allowance to lapse or expire or other disposition of intellectual property by the Company and its Restricted Subsidiaries in the ordinary course of business;

(14)                          dispositions of assets by virtue of an asset exchange or swap with a third party in any transaction (a) with an aggregate Fair Market Value less than or equal to $15.0 million, (b) involving a coal-for-coal swap, (c) to the extent that an exchange is for Fair Market Value and for credit against the purchase price of similar replacement property or (d) consisting of a coal swap involving any Real Property;

(15)                          any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $20.0 million;

(16)                          exchanges and relocation of easements for pipelines, oil and gas infrastructure and similar arrangements in the ordinary course of business;

(17)                          dispositions of assets resulting from condemnation or casualty events; and

(18)                          other agreements and transactions described under “Certain Relationships and Related Party Transactions” in the Offering Circular.

If, in connection with an acquisition by the Company or any Restricted Subsidiary, a portion of the acquired assets are disposed of within 90 days of such acquisition, such disposition shall not be deemed to be an Asset Sale; provided that such assets are disposed of for Fair Market Value.

“Attributable Debt” means, at any date, in respect of Capital Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding anything herein to the contrary, the Issue Date Sale-Leaseback Financing Arrangements, and obligations and liabilities in respect thereof, shall not constitute “Attributable Debt,” “Capital Leases” or “Capital Lease Obligations” for purposes of the Note Documents, the Collateral Trust Agreement or otherwise (regardless of whether such Issue Date Sale-Leaseback Financing Arrangements continue to be reflected on a consolidated balance sheet of the MLP or the Company as “sale-leaseback financing arrangements” after the Issue Date or the accounting thereof after the Issue Date changes due to a change in accounting treatment, change in GAAP or otherwise).

“Average Life” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bank Products Obligations” means any and all obligations of the Company or any Restricted Subsidiary arising out of (a) the execution or processing of electronic transfers of funds by automated clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Company and/or any Restricted Subsidiary now or hereafter maintained with any of such lenders or their affiliates, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other treasury, deposit, disbursement, overdraft, and cash management services afforded to the Company or Restricted Subsidiary by any of such lenders or their affiliates, and (d) stored value card, commercial credit card and merchant card services.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any federal, state or foreign law for the relief of debtors.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “beneficially owns” and “beneficially owned” have correlative meanings.

“Board of Directors” means:

(1)                                 with respect to the Company, the board of directors of the General Partner; and

(2)                                 with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation, (ii) if the Person is a partnership, the Board of Directors of the general partner of the partnership and (iii) with respect to any other Person, the board, committee or other group or entity of such Person serving a similar function.

“Business Day” means any day (other than a Saturday or Sunday) which is not a day on which banking institutions in New York, New York or in any place of payment are authorized or obligated by law to close for business.

“Capital Expenditures” means for any Person for any period, the sum of, without duplication, all expenditures made by such Person during such period that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items, or which should otherwise be capitalized, reflected in the statement of cash flows of such Person; provided that Capital Expenditures shall not include any expenditure (i) for replacements and substitutions for fixed assets, capital assets or equipment to the extent made with insurance or condemnation net proceeds or with asset sale net proceeds re-invested in accordance with the mandatory prepayment provisions of the New Credit Agreement or the substantially concurrent trade-in of existing equipment (solely to the extent of the value of the trade-in) or (ii) which constitute a Permitted Acquisition.

“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, and “Capital Lease Obligations” means, with respect to any Person as of the date of determination, the aggregate liability of such person under Capital Leases reflected on a balance sheet of such person under GAAP; provided that obligations of the Company or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Restricted Subsidiaries, either existing on the Issue Date or created thereafter that (a) initially were not included on the consolidated balance sheet of the Company as capital lease obligations and were subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Restricted Subsidiaries were required to be characterized as capital lease obligations upon such consolidation, in either case, due to a change in accounting treatment or otherwise, or (b) did not exist on the Issue Date and were required to be characterized as capital lease obligations but would not have been required to be treated as capital lease obligations on the Issue Date had they existed at that time, shall for all purposes not be treated as Capital Leases, Capital Lease Obligations or Debt. Notwithstanding anything herein to the contrary, the Issue Date Sale-Leaseback Financing Arrangements, and obligations and liabilities in respect thereof, shall not constitute “Attributable Debt,” “Capital Leases” or “Capital Lease Obligations” for purposes of the Note Documents, the Collateral Trust Agreement or otherwise (regardless of whether such Issue Date Sale-Leaseback Financing Arrangements continue to be reflected on a consolidated balance sheet of the MLP or the Company as “sale-leaseback financing arrangements” after the Issue Date or the accounting thereof after the Issue Date changes due to a change in accounting treatment, change in GAAP or otherwise).

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition;

(2)                                 (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of two years or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding two years from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $250 million (or the foreign currency equivalent thereof) whose short-term debt is rated A-2 or higher by S&P or P-2 or higher by Moody’s;

(3)                                 commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least A-1 by S&P or P-1 by Moody’s;

(4)                                 readily marketable direct obligations issued by any state, commonwealth or territory of the U.S. or any political subdivision thereof, in each case rated at least A-1 by S&P or P-1 by Moody’s with maturities not exceeding one year from the date of acquisition;

(5)                                 bonds, debentures, notes or other obligations with maturities not exceeding two years from the date of acquisition issued by any corporation, partnership, limited liability company or similar entity whose long-term unsecured debt has a credit rate of A2 or better by Moody’s and A or better by S&P;

(6)                                 investment funds at least 95% of the assets of which consist of investments of the type described in clauses (1) through (5) above (determined without regard to the maturity and duration limits for such investments set forth in such clauses, provided that the weighted average maturity of all investments held by any such fund is two years or less);

(7)                                 fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (2) above; and

(8)                                 in the case of a Foreign Restricted Subsidiary, substantially similar investments, of comparable credit quality, denominated in the currency of any jurisdiction in which such Person conducts business.

“Cash Management Bank” means the counterparty to the Company or any Restricted Subsidiary under any Secured Cash Management Agreement.

“Change of Control” means:

(1)                                 the sale, lease, transfer, or conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than any of the Permitted Holders;

(2)                                 the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than any of the Permitted Holders, is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or the General Partner; or

(3)                                 the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, (x) a conversion of the General Partner, the MLP or the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in such Person for Equity Interests of another Person, including in connection with a merger, amalgamation or consolidation, shall not constitute a Change of Control, so long as following such transaction either (a) the “persons” (as that term is used in Section 13(d) of the Exchange Act) who beneficially owned the Voting Stock of such Person immediately prior to such transaction continue to beneficially own in the aggregate more than 50% of the Voting Stock of such Person, or continue to beneficially own sufficient Equity Interests in such Person to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such Person or its general partner, as applicable, or (b) no “person,” other than a Permitted Holder, beneficially owns more than 50% of the Voting Stock of such Person or its general partner, as applicable, and (y) the transfer of assets between or among the Company and its Restricted Subsidiaries shall not itself constitute a Change of Control.

In addition, notwithstanding the foregoing, (a) a transaction will not be deemed to involve a Change of Control if the General Partner, the MLP or the Company becomes a direct or indirect wholly owned subsidiary of a Person and (1) the direct or indirect holders of the Voting Stock of such Person immediately following that transaction are substantially the same as the holders of the Voting Stock of the General Partner, the MLP or the Company, as applicable, immediately prior to that transaction or (2) immediately following that transaction no “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than a parent entity satisfying the requirements of this sentence or a Permitted Holder, is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such Person and (b) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

For purposes of this definition, a Person shall be deemed not to beneficially own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

Notwithstanding the foregoing, in no event shall the consummation of all or any part of the Transactions constitute a Change of Control under this Indenture.

“Clearstream” means Clearstream Banking, S.A.

“Coal Liens” means:

(1)                                 Liens incurred in the ordinary course of business on any specific coal producing property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of coal mines located thereon (understood that costs incurred for “development” shall include costs incurred for all facilities relating to such coal producing properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such coal producing properties or interests) as long as such Lien do not secure obligations for the payment of borrowed money or other Debt;

(2)                                 Liens incurred in the ordinary course of business on a coal producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such coal producing property as long as such Liens do not secured obligations for the payment of borrowed money or other Debt;

(3)                                 Liens arising in the ordinary course of business under partnership agreements, coal leases, overriding royalty agreements, joint operating agreements or similar agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the coal business for geologists, geophysicists and other providers of technical services to any of the Company or any of its Subsidiaries, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of coal, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the coal business as long as such Liens do not secure obligations for the payment of borrowed money or other Debt and attach solely to the proceeds of sales of the products derived from such coal producing property; and

(4)                                 Liens pursuant to contract mining agreements and leases granted in the ordinary course of business to others that do not interfere with the ordinary conduct of business of the Company or its Restricted Subsidiaries and do not secure obligations for the payment of borrowed money or other Debt.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Collateral” means all property and assets subject or purported to be subject, from time to time, to a Lien under any Security Document for the benefit of the relevant Series of Secured Debt.  For the avoidance of doubt, references in this Indenture to Collateral do not include Excluded Assets.

“Collateral Trust Agreement” means that certain collateral trust agreement dated the Issue Date, by and among the Issuers, the other Grantors, the Collateral Trustee, the Trustee and the Credit Agreement Agent, as amended, restated, modified, supplemented or replaced in whole or in part from time to time.

“Collateral Trust Joinder” means (1) with respect to the provisions of the Collateral Trust Agreement relating to any additional Secured Debt, an agreement substantially in the form attached to the Collateral Trust Agreement and (2) with respect to the provisions of the Collateral Trust Agreement relating to the addition of additional Guarantors, an agreement substantially in the form attached to the Collateral Trust Agreement.

“Collateral Trustee” means Lord Securities Corporation, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Colt Assignment” means the agreement by and between Colt LLC, an affiliate of Foresight Reserves LP, and Murray American, whereby Colt agrees to assign to Murray American all of Colt’s rights to be paid minimum coal royalties under six coal leases between Colt and subsidiaries of FELP, until May 31, 2022, as amended, amended and restated or otherwise modified.

“Commission” or “SEC” means the Securities and Exchange Commission.

“common equity,” when used with respect to a contribution of capital to the Company, means a capital contribution to the Company in a manner that does not constitute Disqualified Equity Interests.

“Company” has the meaning assigned to it in the preamble to this Indenture.

“Company Order” means a written request or order signed on behalf of the Company by an Officer thereof and delivered to the Trustee.

“Consolidated Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet prepared in accordance with GAAP of the Company and the Restricted Subsidiaries as of the end of the last fiscal quarter for which financial statements have been delivered to the Trustee.

The calculation of “Consolidated Assets” will be made by the Company on a pro forma basis consistent with the definition of Fixed Charge Coverage Ratio.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all Capital Expenditures of the Company and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Current Assets” means, as at any date of determination, the total assets of Company and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Company and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt (including any revolving credit loans).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and for the avoidance of doubt including any variable interest entity with financial results that are required by GAAP to be consolidated with such Person’s financial results, and without any reduction in respect of preferred stock dividends; provided that:

(1)                                 all extraordinary gains or losses and all gains (but not losses) realized in connection with any asset sale or the disposition of securities or the early extinguishment of Debt, together with any related provision for taxes on any such gain, will be excluded;

(2)                                 (a) the net income (and loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will not be included and (b) Consolidated Net Income for such period shall be increased by the amount of any dividend, distribution or other payments in respect of Capital Stock paid in cash (or to the extent converted into cash) by any such Person described in clause (a) to the Company or a Restricted Subsidiary;

(3)                                 the net income (but not loss) of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived or consent has otherwise been obtained; provided, however, that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or its Restricted Subsidiary during such period, to the extent not already included therein;

(4)                                 the cumulative effect of a change in accounting principles will be excluded;

(5)                                 any (i) extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense, or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense, and any charge or expense constituting Transaction Costs will be excluded, (ii) non-cash items in respect of reclamation liabilities, pension, OPEB and workers’ compensation and other employee insurance-related liabilities, including any withdrawal liabilities, will be excluded and (iii) cash payments in respect of pension, OPEB and workers’ compensation and other employee insurance-related liabilities, including any withdrawal liabilities, will be deducted from Consolidated Net Income (but only to the extent not already reducing Consolidated Net Income in accordance with GAAP);

(6)                                 any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions, will be excluded;

(7)                                 any (i) non-cash gains and losses attributable to movement in the mark-to-market valuation of Obligations under Hedging Agreements pursuant to Financial Accounting Standards Board Statement No. 133 and other mark-to-market adjustments arising pursuant to GAAP will be excluded and (ii) cash settlements of any commodity derivative contracts will be included;

(8)                                 any expense (or income) as a result of adjustments recorded to earn-out obligations or contingent consideration liabilities relating to the acquisition or any other Permitted Investment shall be excluded; and

(9)                                 an amount equal to the Applicable Tax Distribution Amounts actually distributed by such Person to any Parent or direct or indirect equity holder of such Person in respect of such period in accordance with Section 4.07(b)(14) hereof shall be included as though such amounts had been paid as income taxes directly by such Person for such period.

Notwithstanding the foregoing, Consolidated Net Income shall not be reduced by the amount of any insurance proceeds received in connection with, or in respect of, the Deer Run mine that increased net income (loss) for such period.

“Consolidated Working Capital” means, as at any date of determination, the excess of the Consolidated Current Assets of the Company and its Restricted Subsidiaries over the Consolidated Current Liabilities of the Company and its Restricted Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities, the effect of any Permitted Acquisition and the effect of the designation of any Unrestricted Subsidiary as a Restricted Subsidiary or any Restricted Subsidiary as an Unrestricted Subsidiary during such period; provided that (i) there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period and (ii) there shall be included with respect to any Unrestricted Subsidiary that is designated as a Restricted Subsidiary during such period an amount (which may be a negative number) by which the Consolidated Working Capital gained in such designation as at the time of such designation exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Controlled Subsidiary” means, with respect to any consent, waiver or right to terminate or accelerate the obligations under a Contract, any Subsidiary that the Company directly or indirectly controls for purposes of the provision of such consent, waiver or exercise of such right to terminate or accelerate the obligations under such Contract.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the New Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the New Credit Agreement, together with its successors in such capacity.

“Credit Facilities” means, if designated by the Company to be included in the definition of “Credit Facilities,” (i) one or more credit facilities (including, without limitation, the New Credit Agreement) or commercial paper facilities with banks, financial institutions or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or the issuance of letters of credit or bankers’ acceptances or the like, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments), or (iii) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted in whole or in part from time to time and whether by the same or any other agent, trustee, lender or group of lenders or other party. The New Credit Agreement is designated as a “Credit Facility.”

“Cumulative Retained Excess Cash Flow Amount” means, at any date, an amount (which shall not be less than zero in the aggregate) determined on a cumulative basis equal to the aggregate cumulative sum of (i) the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Issue Date and prior to such date, plus (ii) any mandatory prepayments required to be made by the Company under the New Credit Agreement that the lenders under the New Credit Agreement have elected to refuse or decline prior to such date, plus (iii) voluntary prepayments of the loans under the New Credit Agreement made with Internally Generated Cash prior to such date.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means, with respect to any Person, without duplication;

(1)                                 all indebtedness of such Person for borrowed money;

(2)                                 all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than any obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees, bank guarantees and similar obligations under any Mining Law or Environmental Law or with respect to workers’ compensation benefits);

(3)                                 all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (solely to the extent such letters of credit, bankers’ acceptances or other similar instruments have been drawn and remain unreimbursed);

(4)                                 all obligations of such Person to pay the deferred purchase price of property or services;

(5)                                 the Attributable Debt of such Person in respect of Capital Leases;

(6)                                 all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;

(7)                                 all Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; and

(8)                                 all obligations of such Person under Hedging Agreements;

if and to the extent any of the preceding items (other than Guarantees referred to in clause (6)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided that in no event shall Debt include (i) asset retirement obligations, (ii) obligations (other than obligations with respect to Debt for borrowed money or other Funded Debt) related to surface rights under an agreement for the acquisition of surface rights for the production of coal reserves in the ordinary course of business in a manner consistent with historical practice of the Company and its Subsidiaries, (iii) obligations under coal purchase and sale contracts, (iv) trade accounts payable and accrued expenses incurred in the ordinary course of business, (v) obligations under federal coal leases, (vi) obligations under coal leases which may be terminated at the discretion of the lessee, (vii) obligations for take-or-pay arrangements or (viii) royalties, the dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with customary practices in the mining industry.

The amount of Debt of any Person will be deemed to be:

(a)                                 with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the Fair Market Value of such asset on the date the Lien attached and (y) the principal amount of such Debt;

(b)                                 with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;

(c)                                  with respect to any Hedging Agreement of any Person, the amount payable by such Person (determined after giving effect to all contractually permitted netting) if such Hedging Agreement terminated at that time; and

(d)                                 otherwise, the outstanding principal amount thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Discharge of Credit Agreement Obligations” means that the Priority Lien Obligations pursuant to the New Credit Agreement (other than Secured Hedging Obligations, Secured Cash Management Obligations and any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time) are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the New Credit Agreement or the other applicable Priority Lien Documents; provided that a Discharge of Credit Agreement Obligations shall be deemed not to have occurred if the Company has entered into any replacement credit agreement that has been designated as such in accordance with the terms of the Collateral Trust Agreement.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)                                 termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)                                 with respect to each Series of Priority Lien Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt of such Series (other than any undrawn letters of credit) or (y) there has been a legal defeasance, covenant defeasance or satisfaction and discharge pursuant to the terms of the applicable Priority Lien Documents for such Series of Priority Lien Debt;

(3)                                 with respect to any undrawn letters of credit constituting Priority Lien Debt, either (x) discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt or (y) the issuer of each such letter of credit has notified the Collateral Trustee in writing that alternative arrangements satisfactory to such issuer and to the holders of the related Series of Priority Lien Debt that has reimbursement obligations with respect thereto have been made;

(4)                                 payment in full in cash of all other Priority Lien Obligations (other than Secured Hedging Obligations) that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); and

(5)                                 with respect to any Secured Hedging Obligations, (A) the cash collateralization of all such Secured Hedging Obligations on terms satisfactory to each applicable Hedge Bank or the making of such other arrangements satisfactory to the applicable Hedge Bank or (B) the expiration or termination of all Secured Hedging Agreements evidencing such Secured Hedging Obligations and payment in full in cash of all Secured Hedging Obligations due and payable after giving effect to such expiration or termination;

provided, however, that if, at any time after the Discharge of Priority Lien Obligations has occurred, the Company thereafter enters into any Priority Lien Document evidencing a Priority Lien Debt the incurrence of which is not prohibited by any applicable Secured Debt Document, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of the Collateral Trust Agreement with respect to such new Priority Lien Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which the Company designates such Funded Debt as Priority Lien Debt in accordance with the Collateral Trust Agreement, the Secured Debt Obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of the Collateral Trust Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein and any Parity Lien Obligations shall be deemed to have been at all times Parity Lien Obligations and at no time Priority Lien Obligations.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event

(1)                                 mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Equity Interests, or

(2)                                 are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt,

in each case prior to the date that is 91 days after the Stated Maturity of the Notes; provided that Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require the repurchase or redemption upon an “asset sale” or “change of control” occurring prior to 91 days after the Stated Maturity of the Notes if those provisions

(a)                                 are no more favorable to the holders of such Equity Interests than the provisions of Sections 4.10 and 4.14 hereof, and

(b)                                 specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Notes as required by this Indenture.

“Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)                                 an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an asset sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period and any Applicable Tax Distribution Amounts, in each case to the extent that such provision for taxes and/or Applicable Tax Distribution Amounts were deducted in computing such Consolidated Net Income; plus

(3)                                 the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)                                 any foreign currency translation losses (including losses related to currency remeasurements of Debt) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(5)                                 depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(6)                                 to the extent deducted in computing such Consolidated Net Income, extraordinary, non-recurring or unusual losses for such period; plus

(7)                                 to the extent deducted in computing such Consolidated Net Income, the amortization of debt discount for such period; plus

(8)                                 any expenses, costs or charges (other than amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence, amendment or waiver of Debt permitted to be incurred by this Indenture (including a refinancing thereof) (in each case, whether or not successful); plus

(9)                                 the amount of any restructuring charge or reserve, integration cost or cost associated with establishing new facilities that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, and costs related to the closure and/or consolidation of facilities; provided that the aggregate amount of cash charges and cash costs that are included in this clause (9) shall not exceed 15% of EBITDA in any four-quarter period; plus

(10)                          to the extent deducted in computing such Consolidated Net Income, costs and expenses, including fees, incurred directly in connection with the consummation of the transactions described in this offering circular and any amendment or other modification thereof, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(11)                          commissions, premiums, discounts, fees or other charges relating to performance bonds, bid bonds, appeal bonds, surety bonds, reclamation and completion guarantees and similar other obligations; minus

(12)                          non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, EBITDA shall not be reduced by the amount of any insurance proceeds received in connection with, or in respect of, the Deer Run mine that increased net income (loss) for such period.

“Environment” means soil, land surface or subsurface strata, water, surface waters (including navigable waters, ocean waters within applicable territorial limits, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, water related sediments, air, plant and animal life, and any other environmental medium.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, the preservation, restoration or reclamation of natural resources, or the presence, use, storage, discharge, management, release or threatened release of any pollutants, contaminants or hazardous or toxic substances, wastes or material or the effect of the environment on human health and safety.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means an offer and sale of Qualified Stock of the Company or any direct or indirect parent company of the Company after the Issue Date other than an issuance registered on Form S-4 or S-8 or any successor thereto or any issuance pursuant to employee benefit plans or otherwise relating to compensation to officers, directors or employees.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excess Cash Flow” means, for any period, determined for the Company and its Restricted Subsidiaries on a consolidated basis, an amount (if positive) equal to:

(i)                                     the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus, (b) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-cash charges reducing Consolidated Net Income, including for depreciation and amortization (excluding any such non-cash charge to the extent that it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash gain that was paid in a prior period), plus (c) the Consolidated Working Capital Adjustment, minus

(ii)                                  the sum, without duplication, of

(a)                                 the amounts for such period paid from Internally Generated Cash (except to the extent made pursuant to Section 4.07(a) hereof) of (1) scheduled repayments of Debt for borrowed money (excluding repayments of any revolving loans under the New Credit Agreement except to the extent the applicable revolving commitments thereunder are permanently reduced in connection with such repayments) and scheduled repayments of Capital Lease Obligations (excluding any interest expense portion thereof), (2) Consolidated Capital Expenditures, (3) Permitted Acquisitions and other Investments in Persons that are not the Company or Restricted Subsidiary made as Permitted Investments (other than Permitted Investments made pursuant to clause (21) of the definition thereof), (4) to the extent not otherwise reducing Consolidated Net Income, cash payments in respect of Restricted Payments made pursuant to Sections 4.07(b)(7), (10), (14), (15), (16) or (17) hereof, (5) pre-funding of royalty payments in the ordinary course of business, (6) federal coal lease expenditures, (7) net cash generated from proceeds of any Permitted Receivables Financing (excluding interest costs), (8) deposits permitted as Permitted Liens, (9) to the extent included in Consolidated Net Income, insurance proceeds received from a loss of property the subject of an agreement where a third party is entitled to such insurance proceeds (and such proceeds are in fact paid to such third party), (10) to the extent paid in such year, reclamation liabilities required under law to be paid, (11) without duplication of amounts deducted from Excess Cash Flow in prior period and at the Company’s option, the aggregate consideration required to be paid in cash by the Company or any of its Subsidiaries pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, any Investment made as a Permitted Investment, Consolidated Capital Expenditures or acquisitions of intellectual property (to the extent not expensed) to be consummated or made, in each case during the period of four consecutive fiscal quarters of Company following the end of such period; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such acquisitions, Permitted Investments, Consolidated Capital Expenditures, or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (12) amounts increasing Consolidated Net Income in respect of cash losses, charges and expenses pursuant to clauses (1) and (6) of the definition thereof and (13) to the extent not otherwise reducing Consolidated Net Income, regularly scheduled payments under the Issue Date Sale-Leaseback Financing Arrangements, plus

(b)                                 other non-cash gains increasing Consolidated Net Income for such period (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash gain in any prior period).

As used in this clause (ii), “scheduled repayments of Debt” does not include (x) repurchases of term loans under the New Credit Agreement pursuant to “Dutch auction” procedures or through “open market” repurchases and (y) repayments of loans under the New Credit Agreement made with the cash proceeds of any Permitted Refinancing Debt.

“Excess Cash Flow Period” shall mean each fiscal year of the Company, commencing with the fiscal year of the Company ending on December 31, 2017.

“Excluded Account” means (a) any deposit account used solely for: (i) funding payroll or segregating payroll taxes or funding other employee wage or benefit payments in the ordinary course of business or (ii) segregating 401(k) contributions or contributions to an employee stock purchase plan and other health and benefit plan, in each case for payment in accordance with any applicable laws, (b) any deposit account or securities account the funds in which consist solely of funds held by the Company or any Subsidiary on behalf of or in trust for the benefit of any third party that is not an Affiliate of the Company or any Subsidiary and (c) any deposit account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for an acquisition or any other transaction permitted under this Indenture and (d) account holding cash and cash equivalents and such cash and cash equivalents that may be pledged to secure Priority Lien Obligations consisting of reimbursement obligations in respect of letters of credit and swing line loans (and/or any obligations of lenders participating in the facilities under which such letters of credit are issued and swing line loans made) pursuant to the Priority Lien Documents without granting a Lien thereon to secure any other Priority Lien Obligations, Parity Lien Obligations or any other Secured Obligation.

“Excluded Assets” means

(1)                                 motor vehicles and other assets subject to certificates of title;

(2)                                 commercial tort claims where the amount of the net proceeds claimed is less than $10.0 million;

(3)                                 (i) those assets over which the pledging or granting of a security interest in such assets (x) would be prohibited by any applicable law (other than any organizational document), rule or regulation (except to the extent such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of the UCC, other than proceeds thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibitions), (y) would be prohibited by, or cause a default under or result in a breach, violation or invalidation of, any lease, license or other written agreement or written obligation (each, a “Contract”) to which such assets are subject, including the Longwall Financing Arrangements, or would give another Person (other than the Company or any Controlled Subsidiary) a right to terminate or accelerate the obligations under such Contract or to obtain a Lien to secure obligations owing to such Person (other than the Company or any Controlled Subsidiary) under such Contract (but only to the extent such assets are subject to such Contract and such Contract is not entered into for purposes of circumventing or avoiding the collateral requirements of this Indenture), unless the Company or any Guarantor may unilaterally waive it (in each case, except to the extent any such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of the UCC) or (z) would require obtaining the consent, approval, license or authorization of any Person (other than the Company or any Guarantor) or applicable Governmental Authority, except to the extent that such consent, approval, license or authorization has already been obtained, and (ii) any Contract or any property or other asset subject to Liens securing permitted Acquired Debt (limited to the acquired assets), a purchase money security interest, Capital Lease Obligation or similar arrangement or sale and leaseback transaction to the extent that a grant of a security interest therein requires the consent of any Person (other than the Company or any Guarantor) as a condition to the creating of another security interest, would violate or invalidate such Contract or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the Company or a Guarantor) after giving effect to the applicable anti-assignment provisions of the UCC), other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition;

(4)                                 those assets with respect to which in the good faith judgment of the Company, (i) the costs or other consequences of obtaining or perfecting such a security interest are excessive in relation to the benefits to be obtained by the Secured Parties therefrom or (ii) obtaining or perfecting a security interest would result in adverse tax consequences to the Company or its Subsidiaries;

(5)                                 any Letter of Credit Rights (as defined in the UCC) (other than to the extent a Lien thereon can be perfected by filing a customary financing statement);

(6)                                 any right, title or interest in receivables assets sold, pledged or financed pursuant to a Permitted Receivables Financing, and all of the Company’s and any Subsidiary’s rights, interests and claims under a Permitted Receivables Financing, and any other assets subject to a Permitted Receivables Financing;

(7)                                 any real property and leasehold rights and interests in real property other than Material Real Property;

(8)                                 any “intent-to-use” application for registration of a Trademark (as defined in the Parity Lien Security Documents) filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto;

(9) (i) any Equity Interest that is Voting Stock of a first-tier Foreign Subsidiary or Foreign Subsidiary Holdco in excess of 65% of the Voting Stock of such Subsidiary, (ii) any Equity Interests of captive insurance subsidiaries and not-for-profit subsidiaries, (iii) any Equity Interests in, or assets of, any Securitization Subsidiary, (iv) any Equity Interests in an Unrestricted Subsidiary (other than Hillsboro or Patton), (v) margin stock, and (vi) any Equity Interests in any Subsidiary that is not Wholly Owned by the Company or any Restricted Subsidiary or in a Joint Venture, if the granting of a security interest therein (A) would be prohibited by, cause a default under or result in a breach of, or would give another Person (other than the Company or any Controlled Subsidiary) a right to terminate, under any Organizational Document, shareholders, joint venture or similar agreement applicable to such Subsidiary or Joint Venture or (B) would require obtaining the consent of any Person (other than the Company or any Controlled Subsidiary) (it being understood and agreed that nothing herein shall prohibit or otherwise limit the Lien on the Equity Interests in Hillsboro or Patton as security for the Obligations of the Guarantors holding such Equity Interests under the Note Guarantees, which shall be required and granted pursuant to the Parity Lien Security Documents);

(10)                          except as required pursuant to clause (9)(i) above, any foreign collateral or credit support;

(11)                          to the extent requiring the consent of one or more third parties or prohibited by the terms of any applicable organizational documents, joint venture agreement or shareholders’ agreement, Equity Interests in any Person other than Wholly Owned Restricted Subsidiaries;

(12)                          any governmental licenses or state or local franchises, charters and authorizations, in each case, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (in each case, except to the extent any such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the UCC);

(13)                          deposits subject to Permitted Liens (other than the Liens in favor of the Collateral Trustee); and

(14)                          Excluded Accounts;

provided that the Collateral shall include the replacements, substitutions and proceeds of any of the foregoing unless such replacements, substitutions or proceeds also constitute Excluded Assets.

“Existing Debt” means Debt of the Company or the Restricted Subsidiaries in existence on the Issue Date.

“Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction, or, where the price is established by an existing contract, the contract price. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $50.0 million (as determined in good faith by the Company), by any Officer; or (b) if such property has a Fair Market Value in excess of $50.0 million (as determined in good faith by the Company), by (x) at least a majority of the disinterested members of the Board of Directors of the Company and evidenced by a resolution of the Board of Directors or (y) a written opinion from a nationally recognized investment banking firm as to the Fair Market Value of the relevant property.

“Fixed Charge Coverage Ratio” means, on any date (the “transaction date”), the ratio of: (1) the aggregate amount of EBITDA of the specified Person for the four fiscal quarters immediately prior to the transaction date for which financial statements have been delivered to the Trustee (the “reference period”) to (2) the aggregate Fixed Charges for such Person during such reference period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Debt (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Debt, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the specified Person or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired or disposed of by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, and operational changes, business realignment projects or initiatives, restructurings and reorganizations that the specified Person or any of its Restricted Subsidiaries has determined to make and or made, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date (each, for purposes of this definition and related definitions, a “pro forma event”), will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)                                 any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(3)                                 any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(4)                                 whenever pro forma effect is to be given to a transaction or pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company or a Parent (and may include (a) operating expense reductions, cost savings, operating efficiencies and other synergies that are reasonably identifiable and factually supportable resulting from such transaction or pro forma event or actions taken or to be taken in connection therewith and that have been realized or are reasonably expected to be realized within 12 months after the date of such transaction or pro forma event and (b) all adjustments of the nature used in calculating “Adjusted EBITDA” as set forth in footnote 3 to the “Offering Circular Summary — Summary Historical Consolidated Financial and Other Information” section of the Offering Circular);

(5)                                 Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP; and

(6)                                 if any Debt  bears a floating rate of interest, the interest expense on such Debt will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Debt if such Hedging Agreement has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Agreements in respect of interest rates; provided that notwithstanding the foregoing, consolidated interest expense shall exclude the write off of any deferred financing fees or debt discounts or premiums, amortization of debt issuance costs and original issue discount or other deferred financing fees or charges; plus

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest on Debt of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)                                 all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means (x) a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia and (y) any Subsidiary thereof.

“Foreign Subsidiary Holdco” means any domestic Subsidiary that has no material assets other than equity interests of (x) a Foreign Subsidiary and (y) any other Foreign Subsidiary Holdco.

“Funded Debt” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)                                 in respect of borrowed money or advances; or

(2)                                 evidenced by loan agreements, bonds, notes, debentures or similar instruments or letters of credit (solely to the extent such letters of credit or other similar instruments have been drawn and remain unreimbursed) or, without duplication, reimbursement agreements in respect thereof.

For the avoidance of doubt, “Funded Debt” shall not include Obligations under Hedging Agreements, Secured Hedging Obligations, Bank Products Obligations or Secured Cash Management Obligations.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“General Partner” means the general partner of the MLP and any successor thereof.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Grantors” means the Issuers, the Guarantors, and any other Person (if any) that at any time provides collateral security for any Secured Obligations.

“Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the “primary obligor”), whether directly or indirectly, and including any written obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (c) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means (i) each Restricted Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and (ii) each other Restricted Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of this Indenture.

“Hedge Bank” means the counterparty to the Company or any Restricted Subsidiary of the Company under any Secured Hedging Agreement.

“Hedging Agreement” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement (regardless of whether such agreement or instrument is classified as a “derivative” pursuant to FASB ASC Topic No. 815 and required to be marked-to-market) and any other agreements or arrangements designed to manage interest rates or interest rate risk and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

For the avoidance of doubt, Hedging Agreements do not include coal sales contracts requiring the delivery of coal that is priced pursuant to an established index created for the purposes of establishing a market price for the underlying commodity.

“Hillsboro” means Hillsboro Energy LLC, a Delaware limited liability company.

“Holder” means a Person in whose name a Note is registered on the register.

“IAI Global Note” means a Restricted Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indenture” means this Indenture, as amended, supplemented or modified from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $425,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means Goldman, Sachs & Co., The Huntington Investment Company, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.

“Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date of this Indenture (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 4.09 hereof, but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.10 hereof.

“Insolvency or Liquidation Proceeding” means:

(1)                                 any voluntary or involuntary case commenced by or against the Company or any other Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2)                                 any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)                                 any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means April 1 and October 1 with the first Interest Payment Date being October 1, 2017.

“Internally Generated Cash” means, with respect to any period, any cash of the Company or any Restricted Subsidiary generated during such period, excluding:

(1)                                 Net Cash Proceeds;

(2)                                 (i) any cash payments or proceeds received by the Company or any Restricted Subsidiary (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Issuers or any Restricted Subsidiary by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by the Issuers or any Restricted Subsidiary in connection with the adjustment or settlement of any claims of the Issuers or such Restricted Subsidiary in respect thereof, (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this clause (2), including income taxes payable as a result of any gain recognized in connection therewith, and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Debt (other than loans under the New Credit Agreement) that is secured by a Lien on the assets subject to the relevant event described in clause (i)(a) or (b) above that is required to be repaid as a result of such event; and

(3)                                 any cash that is generated from an incurrence of Debt, an issuance of Equity Interests by or a capital contribution to such Person.

“Investment” by any Person means:

(1)                                 any advance, loan or other extension of credit to another Person (but excluding (i) advances to customers, suppliers, Joint Venture partners or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business, (ii) commission, travel and similar advances to officers and employees made in the ordinary course of business and (iii) advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries);

(2)                                 any capital contribution to another Person, by means of any transfer of cash or other property or in any other form;

(3)                                 any purchase or acquisition of Equity Interests, bonds, notes or other Debt of, or other instruments or securities issued by, another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services; or

(4)                                 any Guarantee of any Debt or Disqualified Stock of another Person.

If the Company or any Restricted Subsidiary (x) sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Company, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the provisions of this Indenture, all remaining Investments of the Company and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means March 28, 2017.

“Issue Date Sale-Leaseback Financing Arrangements” means the sale-leaseback financing arrangements of the MLP, the Company and/or any of their Subsidiaries reflected on the consolidated balance sheet of the MLP included in this offering circular as “sale-leaseback financing arrangements” and in existence on the Issue Date, and obligations and liabilities in respect of such sale-leaseback financing arrangements, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted in whole or in part from time to time and whether by the same or any other Person (regardless of whether such Issue Date Sale-Leaseback Financing Arrangements continue to be reflected on a consolidated balance sheet of the MLP or the Company as “sale-leaseback financing arrangements” after the Issue Date or the accounting thereof after the Issue Date changes due to a change in accounting treatment, change in GAAP or otherwise).

“Issuers” means, collectively, the Company and the Co-Issuer.

“Joint Venture” means any Person (a) other than a Subsidiary in which the Company or any of its Subsidiaries hold an ownership interest or (b) which is an unincorporated joint venture of the Company or any of its Subsidiaries.

“Junior Lien Obligations” means the Obligations with respect to other Debt permitted to be Incurred under this Indenture, which is by its terms intended to be secured by the Collateral (or a portion thereof) on a basis junior to the Notes; provided that such Lien is permitted to be incurred under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement any option or other agreement to sell or give a security interest in and any filing or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Longwall Financing Arrangements” means collectively, (a) the credit agreement, dated January 5, 2010, by and among Sugar Camp Energy, LLC, as borrower, Foresight Energy LLC, as guarantor, Crédit Agricole Corporate and Investment Bank Deutschland, Niederlassung Einer Französischen Société Anonyme, and Crédit Agricole Corporate and Investment Bank, as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and (b) if and solely to the extent Hillsboro becomes a Restricted Subsidiary pursuant to Section 4.16 hereof, the credit agreement, dated May 14, 2010, by and among Hillsboro, as the borrower, Foresight Energy LLC, as a guarantor, Crédit Agricole Corporate and Investment Bank Deutschland Niederlassung, Einer Französischen Société Anonyme and Crédit Agricole Corporate and Investment Bank, as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, each for the purpose of financing longwall mining equipment.

“Management Services Agreement” means the Second Amended and Restated Management Services Agreement entered into as of April 30, 2015 by and between Foresight Energy GP LLC and Murray American (or their respective successors), as amended, amended and restated, modified or replaced from time to time pursuant to one or more agreements.

“Material Real Property” means (a) any fee owned or leased real property interest held by the Issuers or a Guarantor on the Issue Date that has a fair market value (as determined by the Company in good faith) in excess of $5.0 million on the Issue Date, (b) any fee owned real property acquired by the Issuers or a Guarantor after the Issue Date that has a total fair market value (as determined by the Company in good faith) in excess of $5.0 million as of the date acquired and (c) any leasehold interest in real property leased by the Issuers or a Guarantor after the Issue Date with a total fair market value (as determined by the Company in good faith) in excess of $5.0 million as of the date of the lease thereof.

“Mine” means any excavation or opening into the earth now and hereafter made from which coal is or can be extracted from any of the Real Properties.

“Mining Financial Assurances” means letters of credit or performance bonds for reclamation or otherwise, surety bonds or escrow agreements and any payment or prepayment made with respect to, or certificates of deposit or other sums or assets required to be posted by the Issuers under Mining Laws for reclamation or otherwise.

“Mining Laws” means any and all current or future applicable federal, state, local and foreign statutes, laws, regulations, legally-binding guidance, ordinances, rules, judgments, orders, decrees or common law causes of action relating to mining operations and activities, including, but not be limited to, the Federal Coal Leasing Amendments Act; the Surface Mining Control and Reclamation Act; all other applicable land reclamation and use statutes and regulations; the Mineral Leasing Act of 1920; the Federal Mine Safety Act of 1977; the Black Lung Act; and the Coal Act; each as amended, and any comparable state and local laws or regulations.

“Mining Lease” means a lease, license or other use agreement which provides the Company or any Restricted Subsidiary the real property and water rights, other interests in land, including coal, mining and surface rights, easements, rights of way and options, and rights to timber and natural gas (including coalbed methane and gob gas) necessary or integral in order to recover coal from any Mine. Leases (other than Capital Leases or operating leases of personal property even if such personal property would become fixtures) which provide the Company or any other Restricted Subsidiary the right to construct and operate a conveyor, crusher plant, silo, load out facility, rail spur, shops, offices and related facilities on the surface of the Real Property containing such reserves shall also be deemed a Mining Lease.

“MLP” means Foresight Energy LP, a Delaware limited partnership, and any successor thereof.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgages” means all mortgages, debentures, hypothecs, deeds of trust, deeds to secure Debt and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on real estate and other related assets to secure payment of the Notes and the Note Guarantees or any part thereof.

“Murray American” means Murray American Coal, Inc. or any successor thereof.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of

(1)                                 brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers, discounts and sales commissions and any relocation expenses incurred as a result thereof;

(2)                                 provisions for Taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Company and its Restricted Subsidiaries;

(3)                                 payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and

(4)                                 appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, purchase price adjustments, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.

“New Credit Agreement” means the credit and guaranty agreement, dated the Issue Date, entered into by and among the Company, the Grantors, the Credit Agreement Agent, and the lenders and other parties party thereto, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof.

“Non-Recourse Debt” means Debt as to which neither the Company nor any Restricted Subsidiary provides any Guarantee giving the lender thereunder recourse to the Capital Stock or assets of the Company or any Restricted Subsidiary (other than any Equity Interests in a Person who is the primary obligor in respect of such Debt).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes and the Parity Lien Security Documents securing the Obligations in respect thereof.

“Note Guarantee” means the guarantee of the Notes by a Guarantor pursuant to this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Circular” means the Confidential Offering Circular, dated March 16, 2017, containing the description of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person or any parent thereof.

“Officer’s Certificate” means a certificate signed on behalf of the Company (or when applicable, the Issuers) by an Officer of the Company, the MLP or the General Partner.

“Opinion of Counsel” means an opinion to the Trustee from legal counsel that meets the requirements of the applicable provisions of this Indenture and Section 13.03 in any case. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“OPEB” means post-employment benefits other than pension benefits, including, as applicable, medical, dental, vision, life and accidental death and dismemberment.

“Outstanding Loan Threshold Date” means the date that both (x) the outstanding principal amount of, without duplication, Loans, L/C Obligations and unused Revolving Loan Commitments (each as defined in the New Credit Agreement) under the New Credit Agreement (or the aggregate outstanding principal amount of all loans or other evidences of indebtedness, issued and outstanding letters of credit and commitments in respect thereof under any replacement credit agreement designated as such in accordance with the Collateral Trust Agreement) is less than 15% of the aggregate outstanding principal amount of all Priority Lien Debt and (y) the aggregate outstanding principal amount of another Series of Priority Lien Debt exceeds the outstanding principal amount of, without duplication, Loans. L/C Obligations and unused Revolving Loan Commitments under the New Credit Agreement.

“Parent” means (i) the MLP, (ii) the General Partner and (iii) any direct or indirect parent entity of the Company, the MLP, or the General Partner, the only material assets of which consist of cash, Cash Equivalents, or Equity Interests in the Company, the MLP, the General Partner or any other Parent.

“Parity Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any other Grantor to secure Parity Lien Obligations.

“Parity Lien Debt” means:

(1)                                 the Notes issued on the Issue Date until such time as the Liens securing such Debt are released in accordance with their respective terms; and

(2)                                 any other Funded Debt (including Additional Notes) that is secured equally and ratably with the Notes by a Parity Lien and that was permitted to be incurred and permitted to be so secured under each applicable Secured Debt Document, as designated by the Company to be included in this definition.

“Parity Lien Documents” means, collectively, the Note Documents and any other indenture, credit agreement or other agreement pursuant to which any Parity Lien Debt is incurred and the Parity Lien Security Documents.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof including, without limitation, interest and premium (if any) (including Post-Petition Interest whether or not allowable), and all guarantees of any of the foregoing.

“Parity Lien Representative” means:

(1)                                 in the case of the Notes, the Trustee; and

(2)                                 in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and (A) is appointed as a Parity Lien Representative (for purposes related to the administration of the security documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) who has executed a Collateral Trust Joinder, together with its successor in such capacity.

“Parity Lien Secured Parties” means the holders of Parity Lien Obligations and each Parity Lien Representative.

“Parity Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Parity Lien Secured Parties, in each case, as amended, modified, supplemented, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the Collateral Trust Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Patton” means Patton Mining LLC, a Delaware limited liability company.

“Permitted Acquisition” means any acquisition, whether by purchase, merger or otherwise, of all or substantially all the property and assets or businesses of (or the assets constituting a business line, unit or division of) any Person, or the majority of the Equity Interests or other controlling interest in any Person that, upon the consummation thereof, will be a Restricted Subsidiary, solely to the extent made as a Permitted Investment.

“Permitted Business” means any of the following, whether domestic or foreign: the mining, production, marketing, sale, trading and transportation (including, without limitation, any business related to terminals) of natural resources including coal, ancillary natural resources and mineral products, exploration of natural resources, any acquired business activity so long as a material portion of such acquired business was otherwise a Permitted Business, and any business that is ancillary or complementary to the foregoing.

“Permitted Holders” means collectively, (a) (i) Chris Cline and his children and other lineal descendants, Robert E. Murray, Brenda L. Murray, Robert Edward Murray (son), Jonathan Robert Murray, Ryan Michael Murray (or any of their estates, or heirs or beneficiaries by will) and any Related Party; (ii) the spouses or former spouses, widows or widowers and estates of any of the Persons referred to in clause (i) above; (iii) any trust having as its sole beneficiaries one or more of the persons listed in clauses (i) and (ii) above; and (iv) any Person a majority of the voting power of the outstanding Equity Interests of which is owned by one or more of the Persons referred to in clauses (i), (ii) or (iii) above, (b) Murray Energy Corporation, an Ohio corporation, and its Subsidiaries, (c) Foresight Reserves L.P., (d) the MLP and any other Parent, (e) the General Partner and (f) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Persons referenced in clauses (a) through (e) above, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of (A) the General Partner or (B) the Company.

“Permitted Investments” means:

(1)                                 any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)                                 any Investment in cash or Cash Equivalents;

(3)                                 any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment

(a)                                 such Person becomes a Restricted Subsidiary of the Company, or

(b)                                 such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)                                 Investments received as non-cash consideration in an Asset Sale made in compliance with Section 4.10 hereof or any other disposition of assets not constituting an Asset Sale;

(5)                                 any Investment acquired solely in exchange for (i) Qualified Stock of the Company or any Parent or in exchange for Capital Stock of the Company or any Parent or (ii) management services provided by the Company or a Restricted Subsidiary;

(6)                                 Hedging Agreements permitted under this Indenture;

(7)                                 (i) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;

(8)                                 Investments in Unrestricted Subsidiaries or Joint Ventures in an aggregate amount, taken together with all other Investments made in reliance on this clause (8) and then outstanding, not to exceed the greater of (x) $50.0 million and (y) 3.0% of Consolidated Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, return, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause (8)); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary of the Company;

(9)                                 loans or advances, payroll, travel and other loans or advances to current or former officers, directors, employees, managers, directors or consultants of the Company, any Parent or the General Partner in an aggregate amount not to exceed $3.0 million at any time outstanding, made in the ordinary course of business;

(10)                          to the extent they involve an Investment, extensions of credit or letters of support to lessors, customers, suppliers and Joint Venture partners in the ordinary course of business;

(11)                          Investments arising as a result of any Permitted Receivables Financing;

(12)                          any Investment existing on the Issue Date or made pursuant to a legally binding written commitment in existence on the Issue Date and, in each case, any Investment that replaces, refinances or refunds any Investment made pursuant to this clause (12); provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of the Issue Date or (b) as otherwise permitted under this Indenture;

(13)                          (i) Investments in the nature of Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties, (ii) cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry or (iii) payments or other arrangements whereby the Company or any Restricted Subsidiary provides a loan, advance payment or guarantee in return for future coal deliveries consistent with normal practices in the mining industry;

(14)                          (i) promissory notes and other similar non-cash consideration received by the Company in connection with Asset Sales not otherwise prohibited under this Indenture and (ii) Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (B) litigation, arbitration or other disputes or (C) the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;

(15)                          to the extent they involve an Investment, purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;

(16)                          Investments made pursuant to surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds and related letters of credit or similar obligations, in each case, to the extent such surety bonds, reclamation bonds, performance bonds, bid bonds, appeal bonds, related letters of credit and similar obligations are permitted under this Indenture;

(17)                          Investments (including debt obligations and Capital Stock) received in satisfaction of judgments or in connection with the bankruptcy or reorganization of suppliers and customers of the Company and its Restricted Subsidiaries and in settlement of delinquent obligations of, and other disputes with, such customers and suppliers arising in the ordinary course of business;

(18)                          Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(19)                          Investments resulting from liens, pledges and deposits permitted under the definition of “Permitted Liens;”

(20)                          Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of coal sales contracts (and extensions or renewals thereof on similar terms), under any Mining Law, Environmental Law or other applicable law or with respect to workers’ compensation benefits, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carries under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases or to secure public or statutory obligations, customs duties and the like, or for payment of rent, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under coal sales contracts (and extensions or renewals thereof on similar terms) or any other Debt, or Liens securing Debt, of the type referred to in Section 4.09(b)(7) hereof;

(21)                          other Investments in an aggregate amount (without taking into account any changes in value after the making of any such Investment), taken together with all other Investments made in reliance on this clause (21) and then outstanding, not to exceed the greater of (x) $75.0 million and (y) 4.0% of Consolidated Assets (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, return, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause (21)); provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary of the Company;

(22)                          Investments in a Restricted Subsidiary of the Company acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with either Issuer or a Restricted Subsidiary of the Company in a transaction that is not prohibited by Section 5.01 hereof after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(23)                          any Permitted Payments to Parent, to the extent constituting an Investment; and

(24)                          any Investments in Hillsboro or Patton (i) at any time prior to their full operations recommencing, for the purpose of facilitating the return to full operations of Hillsboro or Patton in a manner consistent with their (x) maintenance practices at any time in effect since March 15, 2015 or (y) prior mining operations, (ii) at any time after such full operations have recommenced, for the purpose of maintaining operations of Hillsboro or Patton in a manner consistent with their prior mining operations, in an aggregate amount, taken together with all other Investments made in reliance on subclauses (i) or (ii) of this clause (24) and then outstanding, not to exceed $20.0 million and (iii) with the proceeds of insurance relating to Hillsboro, Patton, their assets or the Deer Run mine.

“Permitted Liens” means

(1)                                 Liens securing (x) (A) Debt Incurred pursuant to clause (1) of the definition of Permitted Debt plus (B) all other Obligations relating to such Debt and (y) any other Debt permitted to be Incurred under this Indenture if, as of the date of Incurrence of such Debt, and after giving pro forma effect thereto and the application of the net proceeds therefrom, the Secured Leverage Ratio of the Company does not exceed 3.75 to 1.00; provided that in the case of this clause (y), (i) such Lien is a Parity Lien or secures a Junior Lien Obligation and (ii) solely for purposes of calculating the Secured Leverage Ratio of the Company for purposes of this clause (y), the aggregate principal amount of Debt outstanding under clause (1) of the definition of Permitted Debt as of such date of Incurrence shall be deemed to be an amount equal to the greater of (a) $1,020 million and (b) the aggregate principal amount of Debt actually outstanding under such clause as of such date of Incurrence, all of which shall be treated as Secured Debt solely for such purpose;

(2)                                 Liens securing the Notes (other than Additional Notes) and any Note Guarantees thereof and other Obligations under this Indenture in respect thereof;

(3)                                 [Reserved];

(4)                                 Liens existing on the Issue Date other than any Lien described under clauses (1), (2) or (32) of this definition of “Permitted Liens”;

(5)                                 Liens incurred or pledges or deposits under (or to secure the performance of) Mining Financial Assurances, statutory obligations, utility services, government contracts, reclamation liabilities, water treatment, workers’ compensation obligations, claims and laws, unemployment insurance laws, social security and employee health and disability benefits laws or similar legislation, or casualty or liability or other insurance or self-insurance including any Lien securing letters of credit, letters of guarantee or bankers’ acceptances issued in the ordinary course of business in connection therewith;

(6)                                 Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, workmen’s, construction and repairmen’s, vendors’ and mechanics’ Liens and other similar Liens, with respect to amounts which are not yet overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings;

(7)                                 (i) Liens to secure the performance of bids, trade contracts and leases (other than Debt), reclamation bonds, return of money bonds, insurance bonds, Mining Financial Assurances, statutory obligations or bonds, health or social security benefits, unemployment or other insurance obligations, workers’ compensation claims, water treatment obligations, insurance obligations, reclamation obligations, obligations under Mining Laws or similar legislation, stay bonds, utility bonds, surety and appeal bonds (including surety bonds obtained as required in connection with federal coal leases), performance bonds, bid bonds, performance guarantees (including, without limitation, performance guarantees pursuant to coal supply agreements or equipment leases), bankers acceptances, completion guarantees, bank guarantees and letters of credit, customs duties and other obligations, including self-bonding arrangements, of a like nature incurred in the ordinary course of business, (ii) Liens on assets to secure obligations under surety bonds obtained as required in connection with the entering into of federal coal leases or (iii) Liens created under or by any turnover trust;

(8)                                 Liens for utilities, taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(9)                                 survey exceptions, easements, rights-of-way, zoning restrictions, leases, subleases, licenses, other restrictions and other similar encumbrances which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, Liens set forth as exceptions to the Company’s or any Restricted Subsidiary’s title insurance policies and Liens set forth as exceptions to the mortgage title insurance policies or title opinions delivered;

(10)                          Liens on the property of the Company or any Restricted Subsidiaries, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;

(11)                          customary Liens in favor of trustees, paying agents and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(12)                          Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(13)                          judgment Liens that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made;

(14)                          Permitted Real Estate Encumbrances;

(15)                          Liens incurred in the ordinary course of business securing obligations not securing Debt for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Company and its Restricted Subsidiaries;

(16)                          Liens securing obligations in respect of trade-related letters of credit permitted under Section 4.09(b)(7) hereof covering only the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(17)                          Liens (including the interest of a lessor under a Capital Lease) on property and improvements that secure Debt Incurred pursuant to Section 4.09(b)(10) hereof for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property provided that the Lien does not (x) extend to any additional property or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured (other than improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(18)                          Liens on property or assets of a Person at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other property or assets of the Company or any other Restricted Subsidiary (other than improvements on and accessions to such property or assets, proceeds and products thereof, customary security deposits and any other property or assets pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property or assets of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(19)                          Liens on property or assets (including Equity Interests) at the time the Company or any of the Restricted Subsidiaries acquires such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property or assets of the Company or any such Restricted Subsidiary (other than improvements on and accessions to such property or assets, proceeds and products thereof, customary security deposits and any other property or assets pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property or assets of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(20)                          Liens securing Debt or other obligations of the Company or a Restricted Subsidiary owed to the Company or a Guarantor;

(21)                          Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Code;

(22)                          Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(23)                          Liens on Equity Interests of any Unrestricted Subsidiary;

(24)                          Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

(25)                          deposits made in the ordinary course of business to secure reclamation liabilities, insurance liabilities and/or surety liabilities;

(26)                          Liens on assets of Restricted Subsidiaries that are not Guarantors securing Debt of Restricted Subsidiaries that are not Guarantors;

(27)                          Liens constituting extensions, renewals or replacements of any Lien referred to in clauses (1) (x) (provided that such extension, renewal or replacement Lien in respect of a Lien referred to in clause (1)(x) secures Permitted Refinancing Debt Incurred under clause (5) of the definition of Permitted Debt with respect to the refinancing, or any successive refinancing, of Debt originally Incurred under clause (1) of the definition of Permitted Debt), (1)(y), (2), (4), (17) (provided that such extension, renewal or replacement Lien in respect of a Lien referred to in clause (17) secures Permitted Refinancing Debt Incurred under clause (5) of the definition of Permitted Debt with respect to the refinancing, or any successive refinancing, of Debt originally Incurred under clause (10) of the definition of Permitted Debt), (18), (19), (32), (33) or (37) of this definition of “Permitted Liens” in connection with the refinancing of the obligations secured thereby; provided that (i) such extension, renewal or replacement Lien does not extend to any other property (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Debt being refinanced, refunded, extended, renewed or replaced), (ii) except as contemplated by the definition of “Permitted Refinancing Debt,” the aggregate principal amount of Debt secured by such Lien is not increased, (iii) if extending, renewing or replacing any Parity Lien, such new Lien shall either be a Parity Lien or a Lien securing a Junior Lien Obligation and (iv) if extending, renewing or replacing any Lien securing a Junior Lien Obligation, such new Lien shall also secure a Junior Lien Obligation;

(28)                          (i) surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Capital Lease Obligations), subleases, rights of use, licenses, special assessments, trackage rights, transmission and transportation lines related to Mining Leases or mineral right or constructed coal mine assets or other Real Property including any re-conveyance obligations to a surface owner following mining, royalty payments and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on Real Property imposed by law or arising in the ordinary course of business that do not secure any monetary obligation and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary and (ii) Liens on the property of the Company or any of Restricted Subsidiary, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;

(29)                          pledges, deposits or non-exclusive licenses to use intellectual property rights of the Company or its Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(30)                          (i) Liens (including those arising from precautionary UCC financing statement filings (and those which are security interests for purposes of the Personal Property Securities Act of 2009 (Cth)) with respect to bailments, leases or consignment or retention of title arrangements entered into by the Company or any Restricted Subsidiary in the ordinary course of business and (ii) Liens as a result of the filing of UCC financing statements as a precautionary measure in connection with leases, operating leases or consignment arrangements;

(31)                          (x) Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties or (y) cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry;

(32)                          Liens on accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing permitted to be Incurred pursuant to Section 4.09 hereof;

(33)                          other Liens securing Obligations in an aggregate principal amount at any time outstanding not to exceed $25.0 million;

(34)                          options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(35)                          Coal Liens;

(36)                          Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings; and

(37)                          Liens securing Obligations in respect of Debt permitted by Sections 4.09(b)(6), (11) (to the extent the Debt that is guaranteed in reliance on such clause is permitted to be secured and such guarantee is secured only by the assets that are permitted to secure such Debt) and (19) hereof.

“Permitted Payments to Parent” means, without duplication as to amounts, dividends, distributions or the making of loans to any Parent (including the MLP) or the General Partner:

(1)                                 in amounts required for such entity to pay general overhead expenses (including, but not limited to, franchise taxes, legal expenses, accounting expenses, expenses to maintain their corporate existence and salaries, bonuses, benefits paid to directors, officers, managers, consultants and employees of any Parent or the General Partner and professional and administrative expenses) when due, including amounts relating to any Parent being a public company;

(2)                                 to the extent such amounts do not constitute Applicable Tax Distribution Amounts, for so long as the Company is a member of a group filing a consolidated or combined tax return with a Parent, payments to such Parent to pay the consolidated or combined tax liabilities of such Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the income of the Company and its Subsidiaries that are members of such group in an amount in any fiscal year not to exceed the amount that the Company and such Subsidiaries would be required to pay in respect of such taxes for such fiscal year were the Company and each such Subsidiary to pay such taxes on a consolidated or combined basis on behalf of a group consisting only of the Company and such Subsidiaries, taking into account any net operating losses or other attributes of the Company and such Subsidiaries, less any amounts paid directly by the Company and such Subsidiaries with respect to such taxes; provided that such amount in respect of any taxes of any Unrestricted Subsidiaries shall be limited to the extent of any amounts actually received from the Unrestricted Subsidiaries for such taxes by the Company and/or the Restricted Subsidiaries that are members of such group;

(3)                                 fees and expenses related to any offering or Incurrence of Equity Interests or Debt of any Parent, whether or not successful, to the extent all or a portion of the proceeds thereof are contributed, or intended to be contributed, to the Company;

(4)                                 customary indemnification obligations of any Parent (including the MLP) or the General Partner, directors’ fees and expense reimbursements, in each case, owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to the Company and its Subsidiaries; and

(5)                                 obligations of any Parent (including the MLP) or the General Partner in respect of director and officer insurance (including premiums therefor) to the extent relating to the Company and its Subsidiaries.

“Permitted Real Estate Encumbrances” means the following encumbrances which do not, in any case, individually or in the aggregate, materially detract from the value of any Mine subject thereto or interfere with the ordinary conduct of the business or operations of the Company and its Restricted Subsidiaries as presently conducted on, at or with respect to such Mine and as to be conducted following the Issue Date: (a) encumbrances customarily found upon real property used for mining purposes in the applicable jurisdiction in which the applicable real property is located to the extent such encumbrances would be permitted or granted by a prudent operator of mining property similar in use and configuration to such real property (e.g., surface rights agreements, wheelage agreements and reconveyance agreements); (b) rights and easements of (i) owners of undivided interests in any of the real property where the Company and its Restricted Subsidiaries owns less than 100% of the fee interest, (ii) owners of interests in the surface of any real property where the applicable party does not own or lease such surface interest, (iii) lessees, if any, of coal or other minerals (including oil, gas and coal bed methane) where the applicable the Company and its Restricted Subsidiaries does not own such coal or other minerals, and (iv) lessees of other coal seams and other minerals (including oil, gas and coal bed methane) not owned or leased by such party; (c) with respect to any real property in which the Company or any Restricted Subsidiary holds a leasehold interest, terms, agreements, provisions, conditions, and limitations (other than royalty and other payment obligations which are otherwise permitted hereunder) contained in the leases granting such leasehold interest and the rights of lessors thereunder (and their heirs, executors, administrators, successors, and assigns), subject to any amendments or modifications set forth in any landlord consent delivered in connection with a Mortgage; (d) farm, grazing, hunting, recreational and residential leases with respect to which the Company or any Restricted Subsidiary is the lessor encumbering portions of the real properties to the extent such leases would be granted or permitted by, and contain terms and provisions that would be acceptable to, a prudent operator of mining properties similar in use and configuration to such real properties; (e) royalty and other payment obligations to sellers or transferors of fee coal or lease properties to the extent such obligations constitute a lien not yet delinquent; (f) rights of others to subjacent or lateral support and absence of subsidence rights or to the maintenance of barrier pillars or restrictions on mining within certain areas as provided by any mining lease, unless in each case waived by such other person; and (g) rights of repurchase or reversion when mining and reclamation are completed.

“Permitted Receivables Financing” means any receivables financing facility or arrangement pursuant to which a Securitization Subsidiary purchases or otherwise acquires Receivables of the Company or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors of the Company has concluded are customary and fair to the Company and its Restricted Subsidiaries. For the avoidance of doubt, the First Amended and Restated Receivables Financing Agreement, dated as of August 30, 2016, by and among Foresight Receivables LLC, the persons from time to time party thereto as Lenders, Group Agents and LC Participants, PNC Bank, National Association, as both LC Bank and Administrative Agent, the Company and Credit Agricole Corporate and Investment Bank and Atlantic Asset Securitization LLC, as in effect on the Issue Date, is a Permitted Receivables Financing.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Priority Lien Documents or Parity Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency of Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency or Liquidation Proceeding.

“Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.

“Priority Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any other Grantor to secure Priority Lien Obligations.

“Priority Lien Debt” means:

(1)                                 any Funded Debt incurred under the New Credit Agreement that is secured by a Priority Lien and that is permitted to be incurred and permitted to be so secured under each applicable Secured Debt Document; and

(2)                                 any other Funded Debt (including, without limitation (x) Funded Debt incurred under any replacement credit agreement and (y) borrowings under any other Credit Facility) that is secured by a Priority Lien and that is permitted to be incurred and permitted to be so secured under each applicable Secured Debt Document, as designated by the Company to be included in this definition.

For the avoidance of doubt, Obligations under Hedging Agreements, Secured Hedging Obligations, Bank Products Obligations and Secured Cash Management Obligations do not constitute Priority Lien Debt but may constitute Priority Lien Obligations. Secured Hedging Obligations and Secured Cash Management Obligations that are secured pursuant to the Priority Lien Documents with respect to a Series of Priority Lien Debt shall be “related to” such Series of Priority Lien Debt for purposes of the Collateral Trust Agreement.

“Priority Lien Documents” means, collectively, the New Credit Agreement and any other indenture, credit agreement or other agreement pursuant to which any Priority Lien Debt is incurred and the Priority Lien Security Documents.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, including without limitation any Post-Petition Interest whether or not allowable, together with all Secured Hedging Obligations and Secured Cash Management Obligations and all guarantees of any of the foregoing. In addition to the foregoing, all obligations owing to the Collateral Trustee in its capacity as such, whether pursuant to the Collateral Trust Agreement or one or more of the Priority Lien Documents or Parity Lien Documents, shall in each case be deemed to constitute Priority Lien Obligations (with the obligations described in this sentence being herein the “Collateral Trustee Obligations”), which Collateral Trustee Obligations shall be entitled to the priority provided in clause FIRST under Section 3.4(a) of the Collateral Trust Agreement.

“Priority Lien Representative” means:

(a)                                 in the case of the New Credit Agreement, the Credit Agreement Agent; and

(b)                                 in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to this Indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder, together with any successor in such capacity.

“Priority Lien Secured Parties” means the holders of Priority Lien Obligations, each Priority Lien Representative and the Collateral Trustee.

“Priority Lien Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Priority Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions of the Collateral Trust Agreement.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“pro forma basis” and “pro forma effect” mean giving effect to one or more transactions or pro forma events in the manner set forth in the definition of Fixed Charge Coverage Ratio.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.

“Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).

“Related Party” means:

(1)                                 any immediate family member of any Permitted Holder; or

(2)                                 any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

“Real Property” shall mean, collectively, all right, title and interest of the Company or any Subsidiary (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Company or any Subsidiary, whether by lease, license or other use agreement, including but not limited to, coal leases and surface use agreements, together with, in each case, all improvements and appurtenant fixtures (including all conveyors, preparation plants or other coal processing facilities, silos, shops and load out and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper)).

“Record Date” means March 15 and September 15.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the Collateral Trust Agreement. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company (as certified in writing to the Collateral Trustee by the applicable Secured Debt Representative (other than the Trustee)) will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote any of the Parity Lien Debt.

“Required Lenders” means the “Required Lenders” (or an equivalent term with substantially the same meaning) under and as defined in the New Credit Agreement (or a replacement credit agreement that has been designated in accordance with the terms of the Collateral Trust Agreement).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of a Person other than any Unrestricted Subsidiary of such Person. Unless otherwise specified, “Restricted Subsidiary” means a Restricted Subsidiary of the Company. For the avoidance of doubt, the Co-Issuer shall also constitute a Restricted Subsidiary.

“Retained Percentage” means, with respect to an Excess Cash Flow Period, 25%; provided that, commencing with the Excess Cash Flow Period for the fiscal year ending December 31, 2018, such percentage shall be (i) 50% if the Secured Leverage Ratio at the end of such Excess Cash Flow Period is less than or equal to 4.00 to 1.00 and greater than 3.00 to 1.00, (ii) 75% if the Secured Leverage Ratio at the end of such Excess Cash Flow Period is less than or equal to 3.00 to 1.00 and greater than 1.75 to 1.00 and (iii) 100% if the Secured Leverage Ratio at the end of such Excess Cash Flow Period is less than or equal to 1.75 to 1.00.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and its successors.

“Secured Cash Management Agreement” means any agreement to provide any of the following services (a) the execution or processing of electronic transfers of funds by automatic clearing house transfer, wire transfer or otherwise to or from the deposit accounts of the Company and/or any Restricted Subsidiary of the Company, (b) the acceptance for deposit or the honoring for payment of any check, draft or other item with respect to any such deposit accounts, (c) any other treasury, deposit, disbursement, overdraft, and cash management services afforded to the Company or any Restricted Subsidiary of the Company, and (d) stored value card, commercial credit card and merchant card services, in each case, that is secured under the Priority Lien Documents.

“Secured Cash Management Obligations” means all debts, liabilities and obligations of the Company or any Restricted Subsidiary of the Company in respect of any Secured Cash Management Agreement.

“Secured Debt” means Parity Lien Debt and Priority Lien Debt.

“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.

“Secured Debt Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (at the rate specified in the applicable Secured Debt Documents, including any applicable post-default rate), premium (if any), fees, indemnifications, reimbursements, expenses and other charges and liabilities payable under the documentation governing any Secured Obligations, including any and all interest, premium, fees, indemnifications, reimbursements, expenses and other charges and liabilities accruing or incurred after the commencement of any Insolvency or Liquidation Proceeding pursuant to the applicable Secured Debt Documents, even if any of the foregoing is not enforceable, allowable or allowed as a claim in such proceeding.

“Secured Debt Representative” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Hedging Agreement” means any Hedging Agreement that is secured under the Priority Lien Documents.

“Secured Hedging Obligations” means all debts, liabilities and obligations of the Company or any Restricted Subsidiary of the Company in respect of any Secured Hedging Agreement.

“Secured Leverage Ratio” means, on any date, the ratio of:

(1) the sum, without duplication, of (a) the aggregate principal amount of Secured Debt and Junior Lien Obligations representing Debt for borrowed money (less the amount of unrestricted cash and cash equivalents of the Company and its Restricted Subsidiaries, on a consolidated basis, as of such date) outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the amount drawn, and not reimbursed thereunder, if any), plus (b) the aggregate principal amount of Attributable Debt in respect of Capital Lease Obligations of the Company and its Restricted Subsidiaries, on a consolidated basis, outstanding on such date, plus (c) to the extent constituting Debt for borrowed money, the aggregate principal amount of Debt of the Company and its Restricted Subsidiaries Incurred to finance all or a part of the acquisition of any longwall equipment (or other mining equipment acquired after the Issue Date) and that is secured by a Lien on such equipment outstanding on such date, to:

(2) the aggregate amount of the Company’s EBITDA for the most recent four-quarter period for which financial statements have been delivered to the Trustee.

In addition, the Secured Leverage Ratio will be determined in accordance with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Secured Obligations” means Parity Lien Obligations and Priority Lien Obligations.

“Secured Parties” means the holders of Secured Obligations, the Secured Debt Representatives and the Collateral Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Subsidiary” means (x) any Subsidiary of the Company:

(i)                                     that is designated a “Securitization Subsidiary” by the Company,

(ii)                                  that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,

(iii)                               no portion of the Debt or any other obligation, contingent or otherwise, of which

(a)                                 is Guaranteed by the Company or any other Restricted Subsidiary of the Company,

(b)                                 is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way, or

(c)                                  subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, and

(iv)                              with respect to which neither the Company nor any other Restricted Subsidiary of the Company (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results;

other than, in respect of clauses (iii) and (iv), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing; and (y), if at such time such Subsidiary complies with the requirements of the foregoing clause (x), Foresight Receivables LLC.

“Security Documents” means the Collateral Trust Agreement, any applicable intercreditor agreement, each Collateral Trust Joinder, each Priority Lien Security Document and each Parity Lien Security Document, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of the Collateral Trust Agreement.

“Senior Secured Leverage Ratio” means, on any date, the ratio of:

(1) the sum, without duplication, of (a) the aggregate principal amount of Priority Lien Debt representing Debt for borrowed money (less the amount of unrestricted cash and cash equivalents of the Company and its Restricted Subsidiaries, on a consolidated basis, as of such date) outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the amount drawn, and not reimbursed thereunder, if any), plus (b) the aggregate principal amount of Attributable Debt in respect of Capital Lease Obligations of the Company and its Restricted Subsidiaries, on a consolidated basis, outstanding on such date, plus (c) to the extent constituting Debt for borrowed money, the aggregate principal amount of Debt of the Company and its Restricted Subsidiaries Incurred to finance all or a part of the acquisition of any longwall equipment (or other mining equipment acquired after the Issue Date) and that is secured by a Lien on such equipment outstanding on such date, to

(2) the aggregate amount of the Company’s EBITDA for the most recent four-quarter period for which financial statements have been delivered to the Trustee.

In addition, the Senior Secured Leverage Ratio will be determined in accordance with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Parity Lien Document shall be part of the same Series of Parity Lien Debt as all other Parity Lien Debt incurred pursuant to such Parity Lien Document.

“Series of Priority Lien Debt” means, severally, Funded Debt under the New Credit Agreement and each other issue or series of Priority Lien Debt for which a single transfer register is maintained. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Priority Lien Document shall be part of the same Series of Priority Lien Debt as all other Priority Lien Debt incurred pursuant to such Priority Lien Document.

“Series of Secured Debt” means, severally, each Series of Priority Lien Debt and each Series of Parity Lien Debt.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Debt” means any Debt of an Issuer or any Guarantor which is expressly subordinated in right of payment to the Notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means with respect to any Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Taxes” means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any Governmental Authority or other taxing authority.

“Transactions” means the transactions described under “Offering Circular Summary — The Refinancing Transactions” in the Offering Circular.

“Transaction Costs” means all fees, costs and expenses incurred in connection with the Transactions.

“Treasury Rate” means with respect to the Notes, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2020; provided, however, that if the period from the redemption date to April 1, 2020 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company will calculate the applicable Treasury Rate at least two but not more than four Business Days prior to the applicable redemption date and file with the Trustee, before such redemption date, a written statement setting forth the Applicable Premium and showing the calculation of the Applicable Premium in reasonable detail, and the Trustee will have no responsibility for verifying any such calculation.

“Trustee” has the meaning assigned to it in the preamble of this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform

Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means (1) Hillsboro, (2) Patton and (3) (i) any Subsidiary of the Company that at the time of determination has previously been designated and, with respect to each of clauses (1), (2) and (3), continues to be an Unrestricted Subsidiary in accordance with Section 4.16 hereof and (ii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Company and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).

Section 1.02                            Other Definitions.

Term	Defined in Section
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer to Purchase”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Deemed Date”	4.09
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Fixed Charge Coverage Ratio Test”	4.09
“Initial Default”	6.04
“Increased Amount”	4.12
“Legal Defeasance”	8.02

Term	Defined in Section
“Offer to Purchase”	3.09
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Permitted Jurisdiction”	5.01
“Permitted Refinancing Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Related Party Transaction”	4.11
“Restricted Payments”	4.07
“Reversion Date”	4.17
“Successor Guarantor”	5.01
“Surviving Company”	5.01
“Suspension Period”	4.17

Section 1.03                            Rules of Construction.

(a)                                 Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 the term “including” is not limiting;

(5)                                 words in the singular include the plural, and in the plural include the singular;

(6)                                 “will” shall be interpreted to express a command;

(7)                                 provisions apply to successive events and transactions;

(8)                                 references to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(9)                                 unsecured Debt shall not be deemed to be subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Debt;

(10)                          the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(11)                          the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(12)                          unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(13)                          “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

ARTICLE II.
THE NOTES

Section 2.01                            Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02                            Execution and Authentication.

At least one Officer must sign the Notes for the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of the Issuers (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03                            Registrar and Paying Agent.

The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04                            Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) will have no further liability for the money.  If the Company or one of its Subsidiaries acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to either Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05                            Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06                            Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)                                 the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2)                                 the Issuers in their sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary so requests.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)          both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)          both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)           instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)          if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(D) thereof, if applicable.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Company or the Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this subparagraph (4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)          if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(A) thereof;

(E)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(D) thereof, if applicable;

(F)           if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(B) thereof; or

(G)          if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(C) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers will execute and, upon receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)          if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)          if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with

Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(A) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(D) thereof, if applicable; or

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(B) thereof; or

(G)          if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(C) thereof;

the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(i)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)           if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)          if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)          if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(i)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)           if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Company or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)           Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legends in substantially the following forms:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (2) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (3) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING REPRESENTATIONS AND AGREEMENTS REQUESTED BY THE ISSUERS RELATING TO THE TRANSFER OF THE NOTES AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (6) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (7) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OF AMERICA AND ALL OTHER APPLICABLE JURISDICTIONS. EACH HOLDER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE

TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

In the case of the notes sold pursuant to Regulation S, the notes will bear an additional legend substantially to the following effect, unless we determine otherwise in compliance with applicable law:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(B)          Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)           Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.”

(g)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a

Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)           General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.04 hereof).

(3)           The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Issuers will be required:

(A)          to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)          to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)          to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)           [Reserved.]

(9)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Indirect Participants) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10)         Neither the Trustee, the Issuers nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuers, the Trustee, or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

Section 2.07         Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receive evidence to each of their satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Issuers’ and the Trustee’s requirements are met.  If required by the Trustee or the Issuers, an indemnity bond or security must be supplied by the Holder that is sufficient in the judgment of the Trustee (with respect to the Trustee) and the Issuers (with respect to the Issuers) to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss or expense that any of them may suffer if a Note is replaced.  The Issuers and the Trustee may charge such Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Company or a Subsidiary of the Company and not cancelled shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee has been notified by the Company in writing are so owned will be so disregarded.

Section 2.10         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11         Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation upon their written order.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act and the Trustee).  Certification of the cancellation of all canceled Notes will be delivered to the Issuers upon the Company’s written request.  The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Company will notify the Trustee in writing in the form of an Officer’s Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Company, the Trustee in the name and at the expense of the Issuers) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13         CUSIP Numbers, ISINs, Etc.

The Issuers in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption that reliance may be placed only on the identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee in writing of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

Section 2.14         Calculation of Principal Amount of Notes.

The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.08 and 2.09 of this Indenture.

ARTICLE III.
REDEMPTION AND PREPAYMENT

Section 3.01         Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, the Company must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date an Officer’s Certificate setting forth:

(1)           the Notes to be redeemed;

(2)           the clause of this Indenture pursuant to which the redemption shall occur;

(3)           the redemption date;

(4)           any conditions to redemption;

(5)           the principal amount of Notes to be redeemed; and

(6)           the redemption price.

Section 3.02         Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(a)           if the Notes are listed for trading on a national securities exchange and a Responsible Officer of the Trustee has received written notice of such listing from the Issuers, in compliance with the requirements of the principal national securities exchange on which the Notes are so listed as advised by the Issuers in such notice (subject to the Applicable Procedures of DTC); or

(b)           if the Notes are not so listed or there are no such requirements, the Trustee will select Notes for redemption on a pro rata basis by lot or by such other method as the Trustee deems fair and appropriate (subject to the Applicable Procedures of DTC).

No Notes of $2,000 or less shall be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.

Section 3.03         Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuers shall give or cause to be given, by first class mail (or electronically in accordance with the Applicable Procedures of DTC in the case of Global Notes), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

(a)           the redemption date;

(b)           the redemption price (if then determined);

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(h)           any conditions to redemption; and

(i)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the Applicable Procedures applicable to redemption.

At the Company’s request, the Trustee shall give the notice of redemption in the Issuers’ name and at their expense; provided, however, that the Company shall have delivered to the Trustee, five Business Days (or three Business Days in the case of Global Notes) prior to the date notice of such redemption is to be given to Holders (unless a shorter notice period shall be agreed to by the Trustee) and, as provided in Section 3.01, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04         Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption without a condition become irrevocably due and payable on the redemption date at the redemption price.

Notice of any redemption of the Notes (including upon the consummation of an Equity Offering, issuance of Debt, Change of Control or other transactions) may, at the Issuers’ discretion, be given prior to the consummation of such transaction or event and any such redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, consummation or occurrence of the related transaction or event, as the case may be.

If a redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied. The Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

Section 3.05         Deposit of Redemption or Purchase Price.

On or prior to the redemption or purchase date, the Issuers will deposit no later than 11:00 a.m. New York City time on such date with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly, upon written request thereof, return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06         Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07         Optional Redemption.

(a)           (1) At any time and from time to time prior to April 1, 2020, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(2) At any time and from time to time on or after April 1, 2020, the Issuers may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date):

12-month period commencing April 1 in Year	Percentage
2020	105.750%
2021	102.875%
2022 and thereafter	100.000%

(b)           At any time and from time to time prior to April 1, 2020, the Issuers may redeem up to 35% of the original aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes) at a redemption price equal to 111.50% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date), but in an aggregate principal amount not to exceed the amount of net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or are used to purchase Equity Interests (other than Disqualified Equity Interests) of the Company, provided that

(1)           in each case, the redemption takes place not later than 180 days after the closing of the related Equity Offering, and

(2)           not less than 50% of the aggregate principal amount of the  Notes originally issued under this Indenture (including any Additional Notes) remains outstanding immediately thereafter.

The Issuers may also redeem all of the remaining Notes at the time, at the redemption price and subject to the conditions set forth in Section 4.14(e) hereof.

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c)           Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08         Mandatory Redemption.

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09         Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence a pro rata offer (an “Offer to Purchase”) to all Holders of the Notes and all holders of other Parity Lien Obligations containing provisions similar to those set forth in this Section 3.09 and Section 4.10 hereof with respect to offers to purchase or redeem with the Net Cash Proceeds of sales of assets to purchase such Notes and such other Parity Lien Debt, it shall follow the procedures specified below.

The Offer to Purchase shall remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  Promptly after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the principal amount of the Notes and such other Parity Lien Obligations required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes and other Parity Lien Obligations tendered and not withdrawn in response to the Offer to Purchase.

Upon the commencement of an Offer to Purchase, the Issuers shall send, by first class mail (or in the case of Global Notes, in accordance with the Applicable Procedures), a notice to each of the Holders of the Notes, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The Offer to Purchase shall be made to all Holders of the Notes.  The notice, which shall govern the terms of the Offer to Purchase, shall state:

(a)           that the Offer to Purchase is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Offer to Purchase shall remain open;

(b)           the Offer Amount, the purchase price and the Purchase Date;

(c)           that any Note not validly tendered or accepted for payment shall continue to accrue interest;

(d)           that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

(e)           that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Issuers, or a paying agent at the address specified in the notice at least three days before the Purchase Date;

(f)            that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(g)           that, if the aggregate principal amount of the Notes and other Parity Lien Obligations surrendered by the holders thereof exceeds the Offer Amount, the Issuers shall select the Notes and other Parity Lien Obligations to be purchased on a pro rata basis based on the principal amount of the Notes and such other Parity Lien Obligations surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof, shall remain outstanding after such purchase); and

(h)           that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of the Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been validly tendered and not properly withdrawn, all Notes so tendered and not withdrawn, shall deposit by 11:00 a.m., New York City time, with the paying agent or depositary an amount equal to the purchase price in respect of all Notes or portions thereof accepted for payment, and shall deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09.  The Issuers, the depositary or the paying agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.  The Issuers shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date. The Issuers shall deliver tendered notes accepted for purchase to the Trustee for cancellation with a cancellation order.

ARTICLE IV.
COVENANTS

Section 4.01         Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium on, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest on overdue principal at the then applicable interest rate on the Notes to the extent lawful; they will pay interest on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02         Maintenance of Office or Agency.

The Issuers will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be made.  The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee. Notwithstanding the foregoing, no service of legal process may be made on the Issuers at any office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the United States for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03         Reports.

(a)           Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company must provide the Trustee and Holders of the Notes (or make available on EDGAR or, with respect to the Holders of the Notes only, by posting such information to its website (or the website of any Parent) or on IntraLinks or any comparable online data system or website) with:

(1)           within the time periods specified in the Exchange Act, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(2)           within 10 Business Days of the occurrence of an event required to be therein reported, all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b)           Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner any information or report required by this Section 4.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon furnishing or filing such information or report as contemplated by this Section 4.03 (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of the Holders of the Notes under Article VI hereof if the principal and interest have been accelerated in accordance with the terms of Article VI hereof and such acceleration has not been rescinded or cancelled prior to such cure.

(c)           Notwithstanding the foregoing, such reports (A) will not be required to comply with Section 302, Section 906 or Section 404 of the Sarbanes-Oxley Act of 2002, or Items 307, 308, and 402 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) and (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC, or otherwise required by Rule 3-09 of Regulation S-X promulgated by the SEC.

(d)           So long as any Notes are outstanding, the Company will also: (a) not later than 10 Business Days after providing the information required by Section 4.03(a)(1) hereof, hold a publicly accessible conference call to discuss such information for the relevant fiscal period; and (b) issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required by the foregoing clause (a) of this Section 4.03(d), announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders of the Notes, prospective investors, broker dealers and securities analysts to contact the appropriate person at the Issuers to obtain such information.

(e)           Notwithstanding anything to the contrary contained herein, so long as any Parent (1) controls, directly or indirectly, more than 50% of the Voting Stock of the Company, (2) consolidates the Company in accordance with GAAP and (3) has no material operations, assets or revenues other than those of the Company and its Subsidiaries, the filing by such Parent of its quarterly, annual and current reports and consolidated financial statements referred to above on the SEC’s EDGAR filing system or, with respect to the Holders of the Notes only, another publicly accessible website or on IntraLinks (or any comparable online data system or website), and a publicly accessible quarterly conference call of such Parent, will be deemed to satisfy the obligations of the Issuers under this Section 4.03; provided that in the case of the quarterly and annual reports, unless such information would not be material to Holders of the Notes or prospective investors, the same are accompanied by information that explains in reasonable detail the differences between the information relating to such Parent and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries on a stand-alone basis, on the other hand.

(f)            In addition, notwithstanding the foregoing, if at any time the MLP or any other Parent provides a guarantee of the Notes, then until such guarantee is released, if the MLP or such other Parent files reports with the Commission in accordance with Section 13 or 15(d) of the Exchange Act, whether voluntarily or otherwise, furnishes such reports to Holders of the Notes and the Trustee or, with respect to the Holders of the Notes only, posts such reports on its website, and holds a publicly accessible quarterly conference call, in compliance with the time periods specified in Sections 4.03(a) and (d) hereof, then the Company shall be deemed to comply in full with this Sections 4.03. For the avoidance of doubt, if the MLP or any other Parent provides a guarantee, such Person shall not be subject to the covenants of this Indenture and will not be deemed a “Guarantor” thereunder, and such guarantee will terminate and be automatically released upon the occurrence of any of the following: (i) the Company ceasing to be a Wholly Owned Subsidiary of the Person providing such guarantee, (ii) the Company’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly Owned Subsidiary of the Person providing such guarantee in accordance with Section 5.01 hereof and such transferee entity assuming the Company’s obligations under this Indenture, or (iii) the Issuers’ exercise of their legal defeasance option or covenant defeasance option pursuant to Article VIII of this Indenture or if the Issuers’ obligations under this Indenture are satisfied and discharged in accordance with the terms of this Indenture.

(g)           In addition, the Issuers agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by this Section 4.03 with the Commission, they will furnish to the Trustee, Holders of the Notes and to securities analysts and prospective investors, upon their request (with a copy to the Trustee), the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(h)           Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no duty to determine whether any filings on EDGAR have been made.

Section 4.04         Compliance Certificate.

The Issuers shall deliver to the Trustee:

(a)           within 120 days after the end of each fiscal year of the Issuers, beginning with the fiscal year ending in December 31, 2017, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Issuers he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If such Officer does, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto.

(b)           so long as any of the Notes are outstanding, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05         [Reserved.]

Section 4.06         Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07         Restricted Payments.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)           declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Company’s Qualified Equity Interests) held by Persons other than the Company or any of its Restricted Subsidiaries;

(2)           purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or the MLP held by Persons other than the Company or any of its Restricted Subsidiaries;

(3)           repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Debt for borrowed money of the Issuers or any Guarantor that is unsecured or Subordinated Debt (other than (x) a payment of interest or principal when due, including at Stated Maturity thereof, or the redemption, repurchase or other acquisition or retirement for value of any Debt that is unsecured or Subordinated Debt in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of such redemption, repurchase, acquisition or retirement or (y) Debt permitted under Section 4.09(b)(4) hereof); or

(4)           make any Restricted Investment;

(all such payments and other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”); unless, at the time of, and after giving effect to, the proposed Restricted Payment:

(i)            no Default or Event of Default has occurred and is continuing as a consequence of such Restricted Payment;

(ii)                                  the Secured Leverage Ratio of the Company on a pro forma basis does not exceed 4.50 to 1.00 (provided that the requirement of this clause (ii) shall not apply to Restricted Payments made in reliance on clause (iii)(A)(x) below or to Restricted Investments); and

(iii)                               the aggregate amount expended for all Restricted Payments made on or after the Issue Date (including Restricted Payments permitted by Section 4.07(b)(1) hereof but excluding all other Restricted Payments permitted by Section 4.07(b) hereof), would not exceed the sum of:

(A)          (x) $10.0 million plus (y) the Cumulative Retained Excess Cash Flow Amount available at the time of such Restricted Payment; plus

(B)          100% of the aggregate net proceeds, including cash proceeds and the Fair Market Value of property other than cash, received by the Company (other than from a Subsidiary) after the Issue Date,

(i)            from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Company, or

(ii)           as a contribution to its common equity; plus

(C)          to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is re-designated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Company’s Investments in such Subsidiary as of the date of such re-designation; provided that the amount of the increase pursuant to this clause (C) will be reduced by the aggregate amount of Investments in such Unrestricted Subsidiary made in reliance on Section 4.07(b)(11) hereof or clauses (8) or (21) of the definition of Permitted Investments; plus

(D)          to the extent that any Restricted Investment that was made after the Issue Date is (a) sold for cash (other than to either Issuer or a Restricted Subsidiary) or otherwise cancelled, liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (except to the extent increasing the Cumulative Retained Excess Cash Flow Amount for any period), less cost of disposition or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company that is a Guarantor, the Fair Market Value of such Restricted Investment as of the date of such designation (without duplication of amounts included in clause (C) above); provided that the amount of the increase pursuant to this clause (D) will be reduced by the aggregate amount of such Restricted Investment that was made in reliance on Section 4.07(b)(11) hereof; plus

(E)           50% of:

(x)                     any distribution in cash received by the Company or a Restricted Subsidiary of the Company that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends do not increase the Cumulative Retained Excess Cash Flow Amount for any period, and

(y)                     without duplication of amounts included in clauses (C) or (D) above, any cash received by the Company or a Restricted Subsidiary of the Company that is a Guarantor from the sale (other than to either Issuer or a Restricted Subsidiary) of Equity Interests of an Unrestricted Subsidiary; provided that in the case of the sale of Equity Interests of an Unrestricted Subsidiary designated as such after the Issue Date, the amount of the increase pursuant to this clause (y) will be reduced by the aggregate amount of Investments in such Unrestricted Subsidiary made in reliance on Section 4.07(b)(11) hereof or clauses (8) or (21) of the definition of Permitted Investments.

The amount of any Restricted Payment, if other than in cash, will be the Fair Market Value, on the date of the Restricted Payment, of the assets or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date of declaration.

(b)           The provisions of Section 4.07(a) hereof will not prohibit:

(1)           the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration thereof or giving of the redemption notice therefor if, at the date of declaration or giving of the redemption notice therefor, such payment or redemption would be permitted under this Section 4.07;

(2)           dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Company or a Restricted Subsidiary, to all holders of any class of Equity Interests of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Company;

(3)           the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Debt that is unsecured or Subordinated Debt with the net cash proceeds of, or in exchange for, Permitted Refinancing Debt;

(4)           the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Parent in exchange for, or out of the proceeds of a substantially concurrent offering (with any offering within 60 days deemed as substantially concurrent) of, Qualified Equity Interests of the Company or any Parent or of a contribution to the common equity of the Company;

(5)           the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Debt that is unsecured or Subordinated Debt in exchange for, or out of the proceeds of, a substantially concurrent cash or non-cash contribution (within 60 days deemed as substantially concurrent) to the capital of the Company or a substantially concurrent offering

(with any offering within 60 days deemed as substantially concurrent) of Qualified Equity Interests of the Company or any Parent;

(6)           any Investment acquired as a capital contribution to the Company, or made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering (with any offering within 60 days deemed as substantially concurrent) of Qualified Equity Interests of the Company or any Parent;

(7)           the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Parent held by current officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their immediate family members) of the General Partner, any Parent, the Company or any of its Restricted Subsidiaries upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued, and Investments in the Equity Interests of the Company or any Parent in connection with certain purchases or redemptions of Equity Interests held by officers, directors and employees or any employee pension benefit plan of a type specified in this Indenture; provided that the aggregate cash consideration paid therefor after the Issue Date in any fiscal year does not exceed an aggregate amount of $3.0 million;

(8)           the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Debt that is unsecured or Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount or liquidation preference thereof, plus accrued and unpaid interest or dividends in respect thereof, in the event of (i) a change of control pursuant to a provision no more favorable to the holders thereof than in Section 4.14 hereof or (ii) an asset sale pursuant to a provision no more favorable to the holders thereof than in Section 4.10 hereof, provided that, in each case, prior to the repurchase the Company (or a third party) has made an Offer to Purchase and repurchased all Notes issued under this Indenture that were validly tendered for payment in connection with the Offer to Purchase;

(9)           [reserved];

(10)         cash payments in lieu of fractional shares or Equity Interests upon exercise of options or warrants or conversion or exchange of convertible securities, repurchases of Equity Interests of the Company or any Parent deemed to occur upon the exercise of options, warrants or other convertible securities to the extent such securities represent a portion of the exercise price of such options, warrants or other convertible securities and repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the Taxes payable by such director or employee upon such grant or award (and Restricted Payments to any Parent for any such purposes);

(11)         other Restricted Payments (other than Restricted Investments) made since the Issue Date, and Restricted Investments at any time outstanding pursuant to this Section 4.07(b)(11), in an aggregate amount not to exceed $10.0 million;

(12)         any payments made, or the performance of any of the transactions contemplated, in connection with the Transactions;

(13)         the declaration and payment of dividends and distributions (including, regularly scheduled or accrued dividends) to holders of any class or series of Disqualified Stock of the

Company or any Preferred Stock or Disqualified Stock of the Restricted Subsidiaries Incurred in accordance with Section 4.09 hereof;

(14)         with respect to each taxable year in which the Company is treated as an entity disregarded from its owner or as a partnership that is not taxable as a corporation for federal income tax purposes, cash distributions to its members in an aggregate amount not to exceed the Applicable Tax Distribution Amounts for such taxable year;

(15)         Restricted Payments made to any Parent to enable such Parent (or any parent entity thereof) or the General Partner to pay management fees, operating costs and expenses and other administrative fees and costs, in each case, payable by such Person pursuant to the Management Services Agreement in an aggregate amount not to exceed $20.0 million in the aggregate per fiscal year, as such limitation may be adjusted for inflation in the Annual Consumer Price Index, as required under the Management Services Agreement as in effect as of the Issue Date;

(16)         without duplication as to amounts distributed under Sections 4.07(b)(14) and (15) hereof, Permitted Payments to Parent not to exceed $10.0 million in the aggregate per fiscal year; and

(17)         prepayments in respect of deferred purchase arrangements entered into or Incurred in a manner consistent with past practices in an aggregate amount outstanding at any one time not to exceed the greater of (i) $25.0 million or (ii) 1.5% of Consolidated Assets;

provided that, in the case of clauses (7) and (11), no Default (other than a Default under Section 4.03 that has not become an Event of Default) has occurred and is continuing or would occur as a result thereof.

(c)           Proceeds of the issuance of Qualified Equity Interests will be included under Section 4.07(a)(iii)(B) hereof only to the extent they are not applied as described in clause (4), (5) or (6) of Section 4.07(b) hereof.

For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment (or a portion thereof) permitted pursuant to this Section 4.07 or a Permitted Investment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (17) of Section 4.07(b) hereof or one or more clauses of the definition of Permitted Investments, the Company shall be permitted to classify such Restricted Payment or Permitted Investment (or a portion thereof) on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment (or a portion thereof) as if made on such date, in any manner that complies with this Section 4.07, and such Restricted Payment or Permitted Investment (or a portion thereof) shall be treated as having been made pursuant to only one of such clauses of this Section 4.07 or of the definition of Permitted Investments. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

Section 4.08         Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)           Except as provided in Section 4.08(b) below, the Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)           pay dividends or make any other distributions on its Equity Interests to the Company or any other Restricted Subsidiary;

(2)           pay any Debt or other liabilities owed to the Company or any other Restricted Subsidiary;

(3)           make loans or advances to the Company or any other Restricted Subsidiary; or

(4)           sell, lease or transfer any of its property or assets to the Company or any other Restricted Subsidiary.

(b)           The provisions of Section 4.08(a) hereof will not apply to any encumbrances or restrictions:

(1)           included in agreements governing Debt as in effect, or entered into, on the Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of those agreements; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, not materially less favorable to the Holders (as determined in good faith by the Company) than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(2)           existing pursuant to this Indenture, the Notes, the Note Guarantees or the Security Documents;

(3)           existing under or by reason of applicable law, rule, regulation or order;

(4)           existing under any agreements or other instruments of, or with respect to:

(A)          any Person, or the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or

(B)          any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary;

which encumbrances or restrictions (x) are not applicable to any other Person or the property or assets of any other Person and (y) were not put in place in anticipation of such event (other than in connection with the Incurrence of Debt of the type referred to in Section 4.09(b)(10) hereof) and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, not materially less favorable to the Holders (as determined in good faith by the Company) than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;

(5)           of the type described in Section 4.08(a)(4) arising or agreed to (i) in the ordinary course of business that restrict in a customary manner (as determined in good faith by the Company) the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner (as determined in good faith by the Company), pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, Joint Venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Company or any Restricted Subsidiary;

(6)           with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Restricted Subsidiary pending closing of such sale or disposition that is permitted by this Indenture;

(7)           consisting of customary restrictions (as determined in good faith by the Company) pursuant to any Permitted Receivables Financing;

(8)           existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, not materially less favorable to the Holders (as determined in good faith by the Company) than those contained in the agreements governing the Debt being refinanced;

(9)           consisting of restrictions on cash or other deposits or net worth imposed by lessors, customers, suppliers or required by insurance surety bonding companies or in connection with any reclamation activity of the Company or a Restricted Subsidiary, in each case, in the ordinary course of business;

(10)         existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Leases or operating leases or Mining Leases that impose encumbrances or restrictions discussed in Section 4.08(a)(4) hereof on the property so acquired or covered thereby;

(11)         existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred by a Restricted Subsidiary that is not a Guarantor subsequent to the Issue Date pursuant to Section 4.09 hereof, which encumbrances or restrictions are customary for a financing or agreement of such type (as determined in good faith by the Company), and such encumbrances and restrictions will not materially adversely affect the Company’s ability to make principal or interest payments on the Notes as and when they become due (as determined in good faith by the Company);

(12)         existing pursuant to customary provisions (as determined in good faith by the Company) in joint venture, operating or similar agreements, asset sale agreements and stock sale agreements required in connection with the entering into of such transaction;

(13)         existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.09 if the Company determines in good faith that such encumbrances and restrictions will not materially affect the Company’s ability to make principal or interest payments on the Notes as and when they become due;

(14)         existing under or by reason of any Lien permitted to be Incurred pursuant to Section 4.12 hereof that limits the right of the Company or any Restricted Subsidiary to dispose of the assets subject to such Lien; and

(15)         restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09         Incurrence of Debt and Issuance of Disqualified Stock or Preferred Stock.

(a)           The Company (1) shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Debt or Disqualified Stock, and (2) shall not permit any of its Restricted Subsidiaries to Incur any Preferred Stock (other than Disqualified Stock or Preferred Stock of Restricted Subsidiaries held by the Company or a Restricted Subsidiary, so long as it is so held); provided that the Company or any Restricted Subsidiary may Incur Debt (including Acquired Debt) or Disqualified Stock and any Restricted Subsidiary may Incur Preferred Stock if, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom on a pro forma basis, the Fixed Charge Coverage Ratio of the Company is not less than 2.00:1.00 (the “Fixed Charge Coverage Ratio Test”); provided that the maximum aggregate principal amount of Debt, Disqualified Stock or Preferred Stock outstanding at the time of Incurrence that Restricted Subsidiaries that are not Guarantors may Incur under this Section 4.09(a) is the greater of (a) $20.0 million and (b) 1.0% of Consolidated Assets (plus, in each case, any Additional Refinancing Amount in respect of Permitted Refinancing Debt Incurred to refinance Debt originally Incurred under this Section 4.09(a)).

(b)           The provisions of Section 4.09(a) hereof will not prohibit the Incurrence of any of the following items of Debt (“Permitted Debt”):

(1)           the Incurrence by the Company or any Restricted Subsidiary of Debt (including under any Credit Facility and the issuance and creation of letters of credit and bankers’ acceptances thereunder) up to an aggregate principal amount outstanding at the time of Incurrence that, together with any Permitted Refinancing Debt in respect thereof Incurred under Section 4.09(b)(5) hereof, does not exceed an amount equal to (x) $1,020 million or, if greater, (y) an aggregate principal amount of Debt such that at the time of Incurrence the Senior Secured Leverage Ratio for the most recently ended four full fiscal quarters for which financial statements have been delivered to the Trustee, determined on a pro forma basis, does not exceed 2.75 to 1.00; provided that for purposes of determining the amount of Debt that may be incurred under this Section 4.09(b)(1), all Debt incurred under this Section 4.09(b)(1) shall be treated as Priority Lien Debt;

(2)           Debt of the Issuers pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guarantee of the Notes (other than Additional Notes);

(3)           Existing Debt (other than Debt described in clauses (1) and (2) of this Section 4.09(b));

(4)           Debt of the Company or any Restricted Subsidiary owed to the Company or any Restricted Subsidiary so long as such Debt continues to be owed to the Company or a Restricted Subsidiary and which, if the obligor is the Company or a Guarantor and if the Debt is owed to a Restricted Subsidiary that is neither the Company nor a Guarantor, is subordinated in right of payment to the Notes;

(5)           Debt constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt (“Permitted Refinancing Debt”) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof  or clauses (1), (2), (3), (5), (9), (10), (14), (17) or (18) of this Section 4.09(b) in a principal amount not to exceed the principal amount of the Debt so refinanced, plus accrued and unpaid interest, premiums, defeasance costs, fees and expenses; provided that:

(A)          in case the Debt to be refinanced is expressly subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes;

(B)          other than in the case of Priority Lien Debt, (x) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Debt to be refinanced, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Debt to be refinanced or (y) the new Debt does not have a Stated Maturity prior to the Stated Maturity of the Notes, and the Average Life of the new Debt is at least equal to the remaining Average Life of the Notes;

(C)          in no event may Debt of the Issuers or any Guarantor be refinanced pursuant to this clause by means of any Debt of any Restricted Subsidiary that is neither a Guarantor nor an Issuer; and

(D)          any Permitted Refinancing Debt in respect of any Permitted Receivables Financing incurred pursuant to Section 4.09(b)(17) hereof must also constitute a Permitted Receivables Financing;

(6)           Bank Products Obligations and Obligations under Hedging Agreements of the Company or any Restricted Subsidiary;

(7)           Debt of the Company or any Restricted Subsidiary in connection with one or more standby or trade-related letters of credit, performance bonds, bid bonds, stay bonds, appeal bonds, bankers acceptances, Mining Financial Assurances, statutory obligations or bonds, health or social security benefits, unemployment or other insurance obligations, workers’ compensation claims, water treatment obligations, insurance obligations, reclamation obligations, bank guarantees, surety bonds, utility bonds, performance guarantees (including, without limitation, performance guarantees pursuant to coal supply agreements or equipment leases), completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by or on behalf of the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

(8)           Debt arising from agreements of the Company or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;

(9)           (x) Acquired Debt and (y) Debt of the Company or any Restricted Subsidiary Incurred to finance an acquisition or merger, consolidation or amalgamation; provided that after giving effect to the Incurrence thereof on a pro forma basis, either (a) the Company (or the Surviving Company, as applicable) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (b) the Fixed Charge Coverage Ratio of the Company (or the Surviving Company, as applicable) and its Restricted Subsidiaries on a consolidated basis is equal to or greater than immediately prior to such Incurrence; provided further that the aggregate principal amount of Debt of Restricted Subsidiaries that are not Guarantors Incurred under this clause (9) (solely if Incurred in contemplation of such acquisition or merger, consolidation or amalgamation) and outstanding at the time of Incurrence, together with any Permitted

Refinancing Debt in respect thereof Incurred under Section 4.09(b)(5) hereof, shall not exceed the greater of (a) $20.0 million and (b) 1.0% of Consolidated Assets (plus, in each case, any Additional Refinancing Amount in respect of Permitted Refinancing Debt Incurred to refinance Debt originally Incurred under this clause (9));

(10)         (x) Debt of the Company or any Restricted Subsidiary Incurred to finance all or a part of the acquisition, construction, development or improvement of any property or assets, including purchase money obligations, Capital Lease Obligations and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof; provided that the aggregate principal amount of any Debt Incurred pursuant to this clause (10)(x) and outstanding at the time of Incurrence, including all Permitted Refinancing Debt Incurred to refund, refinance or replace any Debt Incurred pursuant to this clause (10)(x), may not exceed the greater of (a) $75.0 million and (b) 4.0% of Consolidated Assets (plus, in each case, any Additional Refinancing Amount in respect of Permitted Refinancing Debt Incurred to refinance Debt originally Incurred under this clause (10)(x)); provided that such amount may be increased by the then outstanding principal amount of any operating lease in existence on the Issue Date that is actually restructured to a Capital Lease after the Issue Date; and (y) Debt of the Company or any Restricted Subsidiary in respect of longwall financings, including Debt Incurred to finance the acquisition, construction, development or improvement of such longwalls (including purchase money obligations and Capital Leases), in an aggregate principal amount outstanding at the time of Incurrence, together with any Permitted Refinancing Debt in respect thereof Incurred under Section 4.09(b)(5) hereof, not to exceed $175.0 million (plus any Additional Refinancing Amount in respect of Permitted Refinancing Debt Incurred to refinance Debt originally Incurred under this clause (10)(y));

(11)         (i) Debt of the Company or any Restricted Subsidiary consisting of Guarantees of Debt (other than Debt of Hillsboro or any Subsidiary thereof Incurred (x) after the Issue Date and (y) at a time that Hillsboro or such Subsidiary thereof Incurring such Debt is an Unrestricted Subsidiary) of any Restricted Subsidiary otherwise permitted under this Section 4.09 and (ii) Debt of any Restricted Subsidiary consisting of Guarantees of Debt of the Company otherwise permitted under this Section 4.09;

(12)         Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issue of Preferred Stock;

(13)         Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(14)         Debt Incurred by Restricted Subsidiaries that are not Guarantors in an aggregate principal amount outstanding at the time of Incurrence, together with any Permitted Refinancing Debt in respect thereof Incurred under Section 4.09(b)(5) hereof, not to exceed the greater of (a) $20.0 million and (b) 1.0% of Consolidated Assets (plus, in each case, any Additional Refinancing Amount in respect of Permitted Refinancing Debt Incurred to refinance Debt originally Incurred under this clause (14));

(15)         Debt of the Company or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply or other arrangements;

(16)         Guarantees by the Company or any Restricted Subsidiary of borrowings by current or former officers, managers, directors, employees or consultants in connection with the purchase of Equity Interests of the Company or any Parent by any such person in an aggregate principal amount outstanding at the time of Incurrence not to exceed $3.0 million;

(17)         any Permitted Receivables Financings in an aggregate principal amount (or similar amount) outstanding at the time of Incurrence, together with any Permitted Refinancing Debt in respect thereof Incurred under Section 4.09(b)(5) hereof, not to exceed the greater of (i) $75.0 million and (ii) 4.0% of Consolidated Assets (plus, in each case, any Additional Refinancing Amount in respect of Permitted Refinancing Debt Incurred to refinance Debt originally Incurred under this clause (17));

(18)         Debt of the Company or any Restricted Subsidiary in an aggregate principal amount outstanding at the time of Incurrence, together with any Permitted Refinancing Debt in respect thereof Incurred under Section 4.09(b)(5) hereof, not to exceed the greater of (i) $100.0 million and (ii) 6.0% of Consolidated Assets (plus, in each case, any Additional Refinancing Amount in respect of Permitted Refinancing Debt Incurred to refinance Debt originally Incurred under this clause (18)); and

(19)         Debt incurred by the Company or any Restricted Subsidiaries from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Company or any such Restricted Subsidiary pursuant to such agreements, in connection with Permitted Investments.

The Company will not incur, and will not permit any Guarantor to incur, any Debt (including Permitted Debt) that is contractually subordinated in right of payment to any other Debt of the Company or such Guarantor unless such Debt is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Debt will be deemed to be contractually subordinated in right of payment to any other Debt of the Company solely by virtue of being unsecured or by virtue of being secured on junior priority basis.

(c)           For purposes of determining compliance with this Section 4.09:

(1)           in the event that an item of Debt (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (19) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Issuers will be permitted to divide and classify such item of Debt (or any portion thereof) on the date of its Incurrence, or later re-divide and reclassify all or a portion of such item of Debt in any manner that complies with this Section 4.09.  Notwithstanding the foregoing, all Debt outstanding under the New Credit Agreement on the Issue Date will be deemed to have been Incurred in reliance on the exception provided by Section 4.09(b)(1) hereof and may not be reclassified; and

(2)           in connection with the Incurrence or issuance, as applicable, of (x) revolving loan Debt under this Section 4.09 or (y) any commitment relating to the Incurrence or issuance of Debt, Disqualified Stock or Preferred Stock under this Section 4.09 and the granting of any Lien to secure such Debt, the Company or applicable Restricted Subsidiary may designate such Incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first Incurrence of such revolving loan Debt or commitment (such date, the “Deemed Date”), and any related subsequent actual Incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been Incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge

Coverage Ratio, usage of any baskets hereunder (if applicable), the Secured Leverage Ratio, the Senior Secured Leverage Ratio and EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions and pro forma events in connection therewith).

(d)           The accrual of interest or preferred stock dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with the same terms, the reclassification of preferred stock as Debt due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Debt or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09. Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included in the determination of such amount of Debt; provided that the Incurrence of the Debt represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.09.

(e)           Notwithstanding any other provision of this Section 4.09, for purposes of determining compliance with this Section 4.09, increases in Debt solely due to fluctuations in the exchange rates of currencies or increases in the value of property securing Debt will not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary may Incur under this Section 4.09. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

Section 4.10         Asset Sales.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Sale unless the following conditions are met:

(1)           The Asset Sale is for at least Fair Market Value (measured either, at the option of the Company, at the time of the Asset Sale or as of the date of the definitive agreement with respect to such Asset Sale); and

(2)           At least 75% of the aggregate consideration received by the Company or its Restricted Subsidiaries for such Asset Sale consists of cash or Cash Equivalents. For purposes of this clause (2), each of the following shall be considered to be cash or Cash Equivalents:

(A)          the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Company’s most recent balance sheet or in the footnotes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the Notes) of the Company or a Restricted Subsidiary pursuant to operation of law or a customary novation or assumption agreement;

(B)          Additional Assets;

(C)          (i) instruments, notes, securities or other obligations received by the Company or such Restricted Subsidiary from the purchaser that are within 180 days of the closing converted by the Company or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received and (ii) any cash payments received with respect to instruments, notes, securities or other obligations referred to in the foregoing clause (i) within 180 days of that Asset Sale; and

(D)          any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 3.0% of the Company’s Consolidated Assets at the time of receipt of such outstanding Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b)           Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company or a Restricted Subsidiary may apply such Net Cash Proceeds at its option:

(A)          to prepay, repay, redeem, reduce or purchase (a) Debt constituting Priority Lien Obligations (and, if the Debt prepaid, repaid, redeemed, reduced or purchased is revolving credit Debt, to permanently reduce commitments with respect thereto by such amount) or (b) Debt secured by the assets sold in such Asset Sale (which, if such assets secure the Notes, such Debt is secured by a Lien on such assets that is senior in priority to the Lien on such assets securing the Obligations under the Notes);

(B)          to prepay, repay, redeem, reduce or purchase Obligations under the Notes (i) on a pro rata basis to the extent practicable (subject to the Applicable Procedures of DTC), as provided under the optional redemption provisions of Article III hereof (ii) through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase) or (iii) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but not including, the date of purchase (and any such Net Cash Proceeds remaining following the consummation of such offer will not constitute Excess Proceeds);

(C)          to prepay, repay, redeem, reduce or purchase Parity Lien Obligations (other than Obligations under the Notes); provided that if an Issuer or any Restricted Subsidiary shall so reduce any such Parity Lien Obligations, the Issuers will equally and ratably reduce Obligations under the Notes (i) on a pro rata basis to the extent practicable (subject to the Applicable Procedures of DTC), as provided under the optional redemption provisions of Article III hereof (ii) through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of purchase) or (iii) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, to, but not including, the date of purchase (and any such Net Cash

Proceeds remaining following the consummation of such offer will not constitute Excess Proceeds);

(D)          if the assets subject to such Asset Sale are the assets of a Restricted Subsidiary that is not a Guarantor, to prepay, redeem, reduce or repurchase Debt of a Restricted Subsidiary that is not a Guarantor, other than Debt owed to the Company or any Restricted Subsidiary; or

(E)           to acquire Additional Assets or to make capital expenditures; provided that, if such Asset Sale is with respect to assets that constitute Collateral, such Additional Assets constitute (or will constitute) Collateral or such capital expenditures must be made with respect to assets that constitute (or will constitute) Collateral or in a Guarantor engaged in a Permitted Business, as applicable.

A binding commitment to make an acquisition or capital expenditure referred to in Section 4.10(b)(E) hereof shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided that (x) such investment is consummated within 365 days after the earlier of the making of such commitment and the end of the 365-day period referred to in the first sentence of this Section 4.10(b) (it being understood that if such commitment is for any purchase, lease or other arrangement for mineral or surface rights, the Net Cash Proceeds need only be applied as and when installments are due and payable) and (y) if such acquisition or capital expenditure is not consummated within the period set forth in sub-clause (x) or such binding commitment is terminated, the Net Cash Proceeds not so applied will be deemed to be Excess Proceeds (as defined below). For the avoidance of doubt, pending application thereof in accordance with this Section 4.10, the Company or any Restricted Subsidiary may use any Net Cash Proceeds from an Asset Sale for general corporate purposes (including a reduction in borrowings under any revolving credit facility) prior to the end of the 365-day period referred to in the first sentence of this Section 4.10(b).

Notwithstanding the foregoing, to the extent that (i) a distribution of any or all of the Net Cash Proceeds of any Asset Sales by a Foreign Subsidiary that is not a Guarantor to the Company is prohibited or delayed by applicable local law or (ii) a distribution of any or all of the Net Cash Proceeds of any Assets Sales by a Foreign Subsidiary that is not a Guarantor to the Company could result in material adverse tax consequences, as determined by the Company in its sole discretion, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this Section 4.10; provided that within 365 days of the receipt of such Net Cash Proceeds, the Company shall use commercially reasonable efforts to permit repatriation of the proceeds that would otherwise be subject to this Section 4.10 without violating local law or incurring material adverse tax consequences and, if such proceeds may be repatriated without violating local law or incurring material adverse tax consequences, within such 365 day period, such proceeds shall be required to be applied in compliance with this Section 4.10.

(c)           The Net Cash Proceeds of an Asset Sale not applied pursuant to Section 4.10(b) hereof within 365 days of the Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of the accumulated Excess Proceeds equals or exceeds $25.0 million, the Issuers must, within 30 days, make an Offer to Purchase Notes (an “Asset Sale Offer”) having a principal amount equal to:

(1)           accumulated Excess Proceeds, multiplied by

(2)           a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the Notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Notes and all other Parity Lien Obligations similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale;

rounded down to the nearest $1,000. The purchase price for any Asset Sale Offer will be 100% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). If the Asset Sale Offer is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the Asset Sale Offer, the Issuers will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis (in the case of Global Notes, subject to the Applicable Procedures of DTC), with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) will be purchased. Upon completion of the Asset Sale Offer, Excess Proceeds will be reset to zero, and any Excess Proceeds remaining after consummation of the Asset Sale Offer may be used for any purpose not otherwise prohibited by this Indenture.

(d)           The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each purchase of Notes pursuant to an Asset Sale Offer pursuant to this Section 4.10.  To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 hereof or this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11         Transactions with Affiliates.

(a)           The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Company or any Restricted Subsidiary (a “Related Party Transaction”) involving aggregate consideration in excess of $15.0 million, unless the Related Party Transaction is on terms, taken as a whole, that are not materially less favorable (as determined in good faith by the Company) to the Company or any of the relevant Restricted Subsidiaries than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company.

(b)           Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $50.0 million must first be approved by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction pursuant to a resolution by the Board of Directors of the Company.

(c)           With respect to any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $100.0 million, the Company must deliver to the Trustee a written opinion from an accounting, appraisal, or investment banking firm of national standing in the applicable jurisdiction (i) stating that its terms, taken as a whole, are not materially less favorable to the Company or any of the relevant Restricted Subsidiaries than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company or (ii) as to the fairness to the Company or any of the relevant Restricted Subsidiaries of such Related Party Transaction from a financial point of view.

(d)           The foregoing Sections 4.11(a),  4.11(b) and 4.11(c) hereof shall not apply to:

(1)           any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company or a Person that becomes a Restricted Subsidiary;

(2)           the payment of reasonable and customary (as determined in good faith by the Company) regular fees, compensation, indemnification and other benefits to current, former and future directors of the Company, a Restricted Subsidiary, any Parent or the General Partner who are not employees of the Company, such Restricted Subsidiary, such Parent or the General Partner, including reimbursement or advancement of reasonable and documented out-of-pocket expenses and provisions of liability insurance;

(3)           any Permitted Investment or any Restricted Payment permitted under Section 4.07 hereof;

(4)           any issuance of Equity Interests (other than Disqualified Equity Interests) of the Company or any capital contribution to the Company or any of the Restricted Subsidiaries;

(5)           loans or advances to officers, directors or employees of the Company, any Parent or the General Partner in the ordinary course of business of the Company or its Restricted Subsidiaries or any Parent or the General Partner or Guarantees in respect thereof or otherwise made on their behalf (including payment on such Guarantees) but only to the extent permitted by applicable law;

(6)           any employment, consulting, service or termination agreement, or reasonable and customary (as determined in good faith by the Company) indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with former, current and future officers, employees or consultants of the Company, any of its Restricted Subsidiaries, any Parent or the General Partner that are Affiliates and the payment of reasonable and customary (as determined in good faith by the Company) fees, compensation, indemnification and other benefits to current, former and future officers, employees or consultants of the Company, any of its Restricted Subsidiaries, any Parent or the General Partner (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans as well as reimbursement or advancement of out-of-pocket expenses and provisions of liability insurance);

(7)           transactions with customers, clients, suppliers, joint venture partners, managers, operators, or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(8)           transactions arising under any contract, agreement, instrument or other arrangement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new arrangements, taken as a whole at the time such arrangements are entered into, are not materially less favorable (as determined in good faith by the Company)  to the Company and its Restricted Subsidiaries than those in effect on the Issue Date;

(9)           transactions entered into as part of a Permitted Receivables Financing;

(10)         transactions with any Affiliate in its capacity as a holder of Debt or Equity Interests; provided that such Affiliate is treated no more favorably (as determined in good faith by the Company) than other holders of such Debt or Equity Interests;

(11)         payments to or from, and transactions with, any joint ventures or similar arrangements (including, without limitation, any cash management activities relating thereto); provided that such arrangements are on terms no less favorable (as determined in good faith by the Company) to the Company and its Restricted Subsidiaries in any material respect, on the one hand, than to the relevant joint venture partner and its Affiliates, on the other hand, taking into account all related agreements and transactions entered in by the Company and its Restricted Subsidiaries, on the one hand, and the relevant joint venture partner and its Affiliates, on the other hand;

(12)         any lease or sublease of equipment to any Affiliate in the ordinary course of business on terms at least as favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Company, as determined in good faith by the Company;

(13)         any agreements entered into in connection with the Transactions;

(14)         reimbursement of expenses incurred by the General Partner in operating the business and operations of the MLP, the Company and their respective Subsidiaries, including without limitation payments to the General Partner and its directors and officers as indemnification payments;

(15)         any transactions with the MLP, the Company and their respective Subsidiaries and any Permitted Holder which are otherwise permitted by this Indenture, and pursuant to a services agreement, partnership agreement, omnibus agreement or other similar agreement, as they may be amended from time to time, or as approved by a conflicts committee of the Board of Directors of the Company;

(16)         any transaction entered into by an Unrestricted Subsidiary with an Affiliate (other than the Company or any Restricted Subsidiaries) prior to the re-designation of any such Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 4.16 hereof, provided  that such transaction was not entered into in connection with or in contemplation of such re-designation;

(17)         any purchases of any class of Debt by one or more Affiliates from, or lending of any class of Debt by one or more Affiliates to, the Company or any Restricted Subsidiary so long as the amount of Debt of such class loaned or purchased by such Affiliates does not exceed 50% of the applicable class of Debt and the terms of the loan or purchase are the same as the terms with respect to investors or lenders that are not Affiliates;

(18)         (a) the Management Services Agreement as in effect on the Issue Date, and as may be amended, modified, supplemented or replaced thereafter; provided that any such amendment, modification, supplement or replacement, taken as a whole, is not materially less favorable (as determined in good faith by the Company) to the Holders of the Notes; and (b) transactions arising thereunder;

(19)         transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing (as determined in good faith by the Company) stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a) hereof;

(20)         any coal sale transactions, coal transloading services, equipment manufacturing and rebuilding transactions, parts components manufacturing and rebuilding transactions, like-kind exchanges of land for like-kind value, rail leases, royalty arrangements and labor arrangements entered into in the ordinary course of business and on arm’s-length terms;

(21)         entry into and performance of the Colt Assignment and payment of royalties under the six coal leases (as in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new arrangements, taken as a whole at the time such arrangements are entered into, are not material less favorable (as determined in good faith by the Company) to the Company and its Restricted Subsidiaries than those in effect on the Issue Date) that were the subject of the Colt Assignment; and

(22)         transactions between or among the Company and/or any Restricted Subsidiary thereof, on the one hand, and Hillsboro and/or Patton, on the other hand (i) at any time prior to their full operations recommencing, for the purpose of facilitating the return to full operations of Hillsboro or Patton in a manner consistent with their (x) maintenance practices at any time in effect since March 15, 2015 or (y) prior mining operations or (ii) at any time after such full operations have recommenced, to maintain operations of Hillsboro or Patton in a manner consistent with their prior mining operations.

Section 4.12         Liens.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure any Debt other than Permitted Liens.

For purposes of determining compliance with this Section 4.12, (A) a Lien securing an item of Debt (or any portion thereof) need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens,” the Issuers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this Section 4.12. In addition, with respect to any revolving loan Debt or commitment relating to the Incurrence of Debt that is designated to be Incurred on a Deemed Date pursuant Section 4.09(c)(2) hereof, any Lien that does or that shall secure such Debt may also be designated by the Company or any Restricted Subsidiary to be Incurred on such Deemed Date and, in such event, any related subsequent actual Incurrence of such Lien shall be deemed for all purposes under this Indenture to be Incurred on such Deemed Date, including for purposes of calculating usage of any “Permitted Lien,” the Secured Leverage Ratio, the Senior Secured Leverage Ratio and EBITDA (and all such calculations on and after the Deemed Date until the termination or funding of such commitment shall be made on a pro forma basis giving effect to the deemed Incurrence or issuance, the granting of any Lien therefor and related transactions and pro forma events in connection therewith).

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

Section 4.13         [Reserved.]

Section 4.14         Offer to Repurchase Upon Change of Control.

(a)           If a Change of Control occurs each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer to Purchase”).  Not later than 30 days following a Change of Control, the Issuers shall make a Change of Control Offer to Purchase all outstanding Notes at a purchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this Section 4.14 in the event that (i) on or prior to the end of the 30-day period following such Change of Control, the Issuers have given written notice to exercise their right to redeem all the Notes under the terms described under the optional redemption provisions of Article III hereof unless and until there is a default in payment of the applicable redemption price or (ii) a third party makes the Change of Control Offer to Purchase in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer to Purchase made by the Issuers and purchases all Notes properly tendered and not withdrawn under the offer.  The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer to Purchase under this Section 4.14.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.14 by virtue of such compliance.

(b)           Not later than 30 days following any Change of Control, the Issuers shall send to each Holder a written offer, which shall govern the terms of the Change of Control Offer to Purchase, with a copy of such offer to the Trustee. The written offer shall state:

(1)           that a Change of Control has occurred and a Change of Control Offer to Purchase is being made as provided for herein, and that, although Holders are not required to tender their Notes, all Notes that are validly tendered shall be accepted for payment;

(2)           the Change of Control Payment, the expiration date of the Change of Control Offer to Purchase, which will be no earlier than 30 days and no later than 60 days after the date such written notice to the Holders and the Trustee is sent, and a settlement date for purchase (the “Change of Control Payment Date”);

(3)           that any Note accepted for payment pursuant to the Change of Control Offer to Purchase (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest after the Change of Control Payment Date;

(4)           that any Notes (or portions thereof) not validly tendered shall continue to accrue interest;

(5)           that any Holder electing to have a Note purchased pursuant to any Change of Control Offer to Purchase shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a paying agent at the address specified in the notice no later than the settlement date of the Change of Control Offer to Purchase;

(6)           that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the paying agent, as the case may be, receives, not later than the close of business on the expiration date of the Change of Control Offer to Purchase, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(7)           the instructions and any other information necessary to enable Holders to tender their Notes (or portions thereof) and have such Notes (or portions thereof) purchased pursuant to the Change of Control Offer to Purchase.

If the Change of Control Offer to Purchase is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control.

(c)           On or before the Change of Control Payment Date, the Issuers shall, to the extent lawful, accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer to Purchase.  Promptly after such acceptance, on the Change of Control Payment Date, the Issuers will:

(1)           deposit by 11:00 a.m., New York City time, with a paying agent or depositary an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(2)           deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers and directing the cancellation of such Notes.

(d)           On the Change of Control Payment Date, the paying agent shall mail to each Holder of Notes accepted for payment the Change of Control Payment for such Notes (or, if all the Notes are then issued in the form of Global Notes, make such payment through the facilities of the Depositary), and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of a Company Order, shall authenticate and mail (or cause to be transferred by book entry) to each Holder such new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Interest on the Notes purchased will cease to accrue on and after the Change of Control Payment Date.

(e)           In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer to Purchase and the Issuers (or the third party making such Change of Control Offer to Purchase in lieu of the Issuers) purchase all of the Notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior written notice to the Holders and the Trustee, given not more than 30 days following the purchase pursuant to the Change of Control Offer to Purchase, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to 101% of the principal amount of the Notes redeemed plus accrued and unpaid interest on the Notes redeemed, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Section 4.15         Additional Note Guarantees.

If and for so long as any Wholly Owned Domestic Restricted Subsidiary of the Company Guarantees any Debt of the Company or any other Guarantor in an aggregate principal amount of $10.0 million or more, such Subsidiary shall become a Guarantor and execute a supplemental indenture with the Trustee substantially in the form of Exhibit E hereto within 30 days, and, if the guaranteed Debt is Subordinated Debt, the Guarantee of such guaranteed Debt must be subordinated in right of payment to the Note Guarantee to at least the extent that the guaranteed Debt is subordinated to the Notes.

Section 4.16         Designation of Restricted and Unrestricted Subsidiaries.

(a)           After the Issue Date, the Company may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default.

(1)           Such Subsidiary does not own any Capital Stock of the Company or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Company or any Restricted Subsidiary at the time of designation;

(2)           At the time of the designation, the designation would be permitted under Section 4.07 hereof;

(3)           To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Company or any Restricted Subsidiary is permitted under Section 4.07 hereof and Section 4.09 hereof;

(4)           The Subsidiary is not party to any transaction or arrangement with the Company or any Restricted Subsidiary that would not be permitted under Section 4.11 hereof after giving effect to the exceptions thereto; and

(5)           Neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.07 hereof and Section 4.09 hereof.

Once so designated the Subsidiary will remain an Unrestricted Subsidiary, subject to Section 4.16(b) hereof.

(b)           (1)           A Subsidiary (other than Hillsboro and Patton, and, in each case, any Subsidiary thereof) previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in Section 4.16(a) hereof will be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in Section 4.16(d) hereof.

(2)           The Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.

(c)           Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary,

(1)           all existing Investments of the Company and the Restricted Subsidiaries therein (valued at the Company’s proportional share of the Fair Market Value of its assets less liabilities) will be deemed made at that time;

(2)           all existing Capital Stock or Debt of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time, and all Liens on property of the Company or a Restricted Subsidiary held by it will be deemed Incurred at that time;

(3)           all existing transactions between it and the Company or any Restricted Subsidiary will be deemed entered into at that time;

(4)           it shall be released at that time from its Note Guarantee, if any; and

(5)           it will cease to be subject to the provisions of this Indenture, the Note Documents and the Security Documents as a Restricted Subsidiary.

(d)           Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,

(1)           all of its Debt and Disqualified Stock or Preferred Stock will be deemed Incurred at that time for purposes of Section 4.09 hereof but will not be considered the sale or issuance of Equity Interests for purposes of Section 4.10 hereof;

(2)           Investments therein previously charged under Section 4.07 hereof will be credited thereunder;

(3)           it may be required to issue a Note Guarantee pursuant to Section 4.15 hereof; and

(4)           it will thenceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.

Notwithstanding anything in this Indenture or the other Notes Documents to the contrary, upon Hillsboro or Patton becoming a Restricted Subsidiary, (i) all Debt and Disqualified Stock or Preferred Stock of Hillsboro or Patton, as applicable, will be deemed to have been Incurred under Section 4.09(b)(3) hereof for purposes of Section 4.09 hereof, (ii) any Liens on properties or assets of Hillsboro or Patton, as applicable, will be deemed Incurred under clause (4) of the definition of “Permitted Liens” for purposes of Section 4.12 hereof, (iii) any Investments existing at such time of Hillsboro or Patton, as applicable, in any other Person will be deemed outstanding under clause (12) of the definition of “Permitted Investments” for purposes of Section 4.07 hereof, (iv) any encumbrances or restrictions limiting dividends or other payments by Hillsboro or Patton, as applicable, existing at such time will be deemed be permitted exist under Section 4.08 hereof and (v) any transactions between or among Hillsboro, Patton, the Company, any Restricted Subsidiary and/or any Affiliate of the Company existing at such time will be deemed to be permitted under Section 4.11 hereof.  Notwithstanding anything in this Indenture or the other Notes Documents to the contrary, no Default will be deemed to have occurred as a result of the designation of Hillsboro or Patton as a Restricted Subsidiary and no exception to any covenant or basket in this Indenture (other than the exceptions referred to in the immediately preceding sentence) will be deemed to be used as a result of such designation (other than with respect to any Debt, Lien, Investment or other transaction Incurred, made or entered into substantially concurrent with and in contemplation of such re-designation).

(e)           Any designation by the Company of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary will be evidenced to the Trustee by promptly filing with the Trustee an Officer’s Certificate certifying that the designation complied with the foregoing provisions.

(f)            Notwithstanding anything herein to the contrary, for so long as Hillsboro, Patton or any of their respective Subsidiaries are Unrestricted Subsidiaries, the Company shall not permit any of Hillsboro, Patton or their respective Subsidiaries to dividend or otherwise distribute insurance proceeds received in connection with, or in respect of, the Deer Run mine to any Person other than the Company or a Restricted Subsidiary.

Section 4.17         Changes in Covenants if Notes Rated Investment Grade.

(a)           If at any time after the Issue Date (i) the Notes are rated Investment Grade by each of S&P and Moody’s (or, if either (or both) of S&P and Moody’s have been substituted in accordance with the definition of “Rating Agencies,” by each of the then applicable Rating Agencies) and (ii) no Default has occurred and is continuing under this Indenture then, beginning on that day and subject to the provisions of Section 4.17(b) below, Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(a)(3) hereof will be suspended (the “Suspension Period”).  During any Suspension Period, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 4.16 hereof.

(b)           If the rating assigned to the Notes by either Rating Agency should subsequently decline to below Investment Grade, the foregoing covenants will be reinstituted as of and from the date of such rating decline (the “Reversion Date”). Calculations under the reinstated Section 4.07 hereof will be made as if Section 4.07 hereof had been in effect since the date of this Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.07 hereof was suspended. Furthermore, all Debt incurred during the Suspension Period will be deemed to have been incurred or issued pursuant to Section 4.09(b)(3) hereof.  For purposes of Section 4.10 hereof, on the Reversion Date, the amount of Excess Proceeds will be reset to zero. Notwithstanding that the suspended covenants may be reinstated, no Default will be deemed to have occurred as a result of a failure to comply with such suspended covenants during any Suspension Period (or upon termination of any covenant Suspension Period or after that time based solely on events that occurred during the Suspension Period).

(c)           The Issuers shall promptly deliver to the Trustee an Officer’s Certificate notifying the Trustee of any event giving rise to a Suspension Period or a Reversion Date, the date thereof and identifying the suspended covenants. The Trustee shall not have any obligation to monitor the ratings of the Notes or to notify Holders of the occurrence or dates of any Suspension Period, suspended covenants or Reversion Date.

Section 4.18         Creation and Perfection of Certain Security Interests After the Issue Date.

The Issuers and the Guarantors will use their respective commercially reasonable efforts to create and perfect on the Issue Date the security interests in the Collateral for the benefit of the Holders, but to the extent any such security interest is not created or perfected, the Issuers and the Guarantors agree to use their respective commercially reasonable efforts to do or cause to be done all acts and things that may be required to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Security Documents, but in no event later than 120 days (as may be extended or, with respect to any Collateral that cannot be granted after 120 days using commercially reasonable efforts, waived, by the Collateral Trustee at the written direction of the Credit Agreement Agent) thereafter. For the avoidance of doubt, references in this Section 4.18, and elsewhere in this Indenture, to Collateral do not include Excluded Assets.  Neither the Trustee nor the Collateral Trustee shall have any duty or responsibility to see to or monitor the performance of the Company and its Subsidiaries with regard to their compliance with this Section 4.18.

ARTICLE V.
SUCCESSORS

Section 5.01         Merger, Consolidation or Sale of Assets.

(a)           No Issuer will: (x) consolidate or merge with or into any Person; or (y) sell, convey, lease,  transfer or otherwise dispose of all or substantially all of its assets, in one transaction or a series of related transactions, to any Person, unless:

(1)           either (x) such Issuer is the continuing Person or (y) the resulting, surviving or transferee Person (the “Surviving Company”) is a corporation, partnership (including a limited partnership), trust or limited liability company organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (or other agreement or instrument, as applicable) all of the obligations of its predecessor under this Indenture, the Notes, the Note Guarantees, the Security Documents and the other Note Documents, as applicable, provided that if such Issuer or the Surviving Company is not a corporation, there shall be a co-obligor on the Notes (which may be the Co-Issuer) that is a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia;

(2)           immediately after giving effect to the transaction, no Default has occurred and is continuing;

(3)           immediately after giving effect to the transaction on a pro forma basis, the Company (or the Surviving Company, as applicable) (i) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (ii) would have a Fixed Charge Coverage Ratio on a pro forma basis that is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(4)           the Issuers deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (or other agreement or instrument, as applicable) (if any) comply with this Indenture;

provided, that notwithstanding the foregoing (a) each Issuer or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to another Issuer or any Restricted Subsidiary and (b) each Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Issuer in the United States, another state of the United States or the District of Columbia (collectively, “Permitted Jurisdiction”) or may convert into a corporation, partnership or limited liability company, so long as the amount of Debt of the Issuer and the Restricted Subsidiaries is not increased thereby. This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and the Restricted Subsidiaries, including, for the avoidance of doubt, pursuant to Permitted Receivables Financing.

Upon the consummation of any transaction effected in accordance with this Article V, if either Issuer is not the continuing Person, the Surviving Company will succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture, the Notes, the Note Guarantees and the other Note Documents, as applicable, with the same effect as if such Surviving Company had been named as such Issuer under this Indenture. Upon any such substitution in the case of an Issuer, except for its sale, conveyance, transfer or disposition of less than all its assets, such Issuer will be released from its obligations under this Indenture, the Notes and the other Note Documents.

(b)           Subject to certain provisions in this Indenture and the other Notes Documents governing the release of assets and property securing the Notes and release of a Guarantee upon the sale or disposition of a Guarantor, no Guarantor may:

(1)           consolidate or merge with or into any Person, or

(2)           sell, convey, transfer or otherwise dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person, unless:

(A)          the other Person is the Company or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

(B)          either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person (such Person, the “Successor Guarantor”) expressly assumes by supplemental indenture (or other agreement or instrument, as applicable) all of the obligations of the Guarantor under its Note Guarantee, the Security Documents and the other Note Documents; and immediately after giving effect to the transaction, no Default has occurred and is continuing; or

(C)          the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Company or a Restricted Subsidiary) in a transaction or other circumstance that does not violate Section 4.10.

The Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture, the Notes, its Note Guarantee, the Security Documents and the other Note Documents, as applicable, and such Guarantor will automatically be released and discharged from its obligations under this Indenture, the Notes, its Note Guarantee, the Security Documents and the other Note Documents. Notwithstanding the foregoing, (1) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Debt of such Guarantor is not increased thereby and (2) a Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to an Issuer or any Restricted Subsidiary.

ARTICLE VI.
DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

Each of the following is an “Event of Default” with respect to the Notes:

(a)           the Issuers default in the payment of the principal and premium, if any, of any note when the same becomes due and payable at final maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(b)           the Issuers default in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(c)           the Issuers fail to make a Change of Control Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.14 hereof or the Issuers or any Guarantor fails to comply with Section 5.01 hereof;

(d)           the Issuers or any Restricted Subsidiary defaults in the performance of or breaches any other of its covenants or agreements in this Indenture, under the Notes or under the other Note Documents (other than a default specified in clause (a), (b) or (c) above) and the default or breach continues for a period of 60 consecutive days (or 90 consecutive days in the case of a failure to comply with Section 4.03 hereof) after written notice to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

(e)           there occurs with respect to any Debt of the Company or any of its Restricted Subsidiaries having an outstanding principal amount of $50.0 million or more (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period;

(f)            one or more final judgments or orders for the payment of money are rendered against the Company or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes, in each case, the aggregate amount for such final judgments or orders outstanding and not paid or discharged against such Persons to exceed $50.0 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies), or its foreign currency equivalent, during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;

(g)           the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(1)           commences a voluntary case,

(2)           consents to the entry of an order for relief against it in an involuntary case,

(3)           consents to the appointment of a custodian of it or for all or substantially all of its property, or

(4)           makes a general assignment for the benefit of its creditors;

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)           is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary in an involuntary case,

(2)           appoints a custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary or for all or substantially all of the property of the Company or any

Restricted Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary, or

(3)           orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would be a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i)            any Note Guarantee ceases to be in full force and effect, other than in accordance with its terms or the terms of this Indenture or the other Notes Documents, or a Guarantor denies or disaffirms its obligations under its Note Guarantee (other than in accordance with its terms) and such Default continues for a period of 10 days; and

(j)            the occurrence of the following:

(1)           the failure by either Issuer or any Guarantor to comply for 60 days after notice to the Issuers with its other agreements contained in the Security Documents, except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole, as determined in good faith by the Company;

(2)           except as permitted or contemplated by the Note Documents, any Parity Lien purported to be granted under any Note Document on Collateral, individually or in the aggregate, having a fair market value (as determined in good faith by the Company) in excess of $100.0 million, ceases to be an enforceable and perfected Parity Lien (to the extent required by the Notes Documents), subject to Permitted Liens; provided that if such failure is susceptible to cure, no Event of Default shall arise with respect thereto until 60 days after any Officer of the Company or any Restricted Subsidiary becomes aware of such failure, which failure has not been cured during such time period; or

(3)           either Issuer or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of such Issuer or Guarantor set forth in or arising under any Note Document establishing Parity Liens and such Default continues for a period of 10 days.

Section 6.02         Acceleration.

If any Event of Default (other than an Event of Default specified in Section 6.01(g) hereof or Section 6.01(h) hereof with respect to either Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers (and to the Trustee if the notice is given by the Holders), may declare the principal of and accrued interest on the Notes to be immediately due and payable.  Upon a declaration of acceleration, such principal and accrued interest shall become immediately due and payable.  Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(g) hereof or Section 6.01(h) hereof occurs with respect to either Issuer, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in principal amount of the outstanding Notes by written notice to the Issuers and to the Trustee may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences with respect to the Notes if:

(a)           all existing Events of Default, other than the nonpayment of the principal of, and interest on, the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(b)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.01(e) hereof has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, without any action by the Trustee or the Holders, if the Event of Default or payment default triggering such Event of Default pursuant to Section 6.01(e) hereof shall be remedied or cured, or rescinded or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03         Other Remedies.

If an Event of Default occurs and is continuing under this Indenture or on the Notes, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except as provided in Section 6.02 hereof and Section 9.02 hereof.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

If a Default is deemed to occur solely as a consequence of the existence of another Default (the “Initial Default”), then, at the time such Initial Default is cured, the Default that resulted solely because of that Initial Default will also be cured without any further action.

Section 6.05         Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the other Note Documents, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the Holders. Neither the Trustee nor the Collateral Trustee shall be obligated to take any action at the direction of Holders of the Notes unless such Holders have offered to the Trustee and the Collateral Trustee indemnity or security satisfactory to the Trustee and the Collateral Trustee.

Section 6.06         Limitation on Suits.

A Holder of a Note may not institute any proceeding, judicial or otherwise, with respect to this Indenture, the Notes or the other Note Documents, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, the Notes or the other Note Documents, unless:

(a)           the Holder of a Note has previously given to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made a written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(c)           the Holders of the Notes have offered and, if requested, have provided to the Trustee indemnity or security satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(e)           during such 60-day period, the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07         Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturity thereof, or to bring suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of that Holder.

Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or Section 6.01(b) hereof occurs and is continuing, the Trustee is authorized to recover a judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of the Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of the Notes, or to authorize the Trustee to vote in respect of the claim of any Holder of the Notes in any such proceeding.

Section 6.10         Priorities.

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of the Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuers or the Guarantors or to such other party as a court of competent jurisdiction shall direct.

The Trustee, upon written notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Issuers shall deliver in accordance with Section 13.01 to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

Section 6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII.
TRUSTEE

Section 7.01         Duties of Trustee.

(a)           The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or written notice thereof, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).

(c)           The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.01;

(2)           the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)           No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered (and if requested, provided) to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties under this Indenture.

Section 7.02         Rights of Trustee.

(a)           The Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of the Issuers.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default under the Notes unless written notice of such Default or Event of Default from the Issuers or any Holder of the Notes is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)           The rights, privileges, protections, exculpations, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

(i)            Before the Trustee acts or refrains from acting, it may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)            Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(k)           The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority; acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authority.

(l)            The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(m)          The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(n)           The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(o)           The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust fund.

(p)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

Section 7.03         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.08 and 7.09 hereof.

Section 7.04         Trustee’s Disclaimer.

The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuers’ compliance with or the breach of, or cause to be performed or observed, any representation, warranty or covenant made in this Indenture. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Issuers having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.05         Notice of Defaults.

If any Default occurs and is continuing and if a Responsible Officer of the Trustee has received written notice or it is actually known to a Responsible Officer of the Trustee, the Trustee will send notice of such Default to each Holder within 90 days after it occurs, unless such Default has been cured.  Except in the case of a Default or Event of Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06         Compensation and Indemnity.

(a)           The Issuers and the Guarantors, jointly and severally, will pay to the Trustee from time to time such compensation as is agreed in writing to from time to time by the Issuers and the Trustee for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuers and the Guarantors, jointly and severally, will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services except for any such disbursement, advance or expense as shall have been caused by the Trustee’s gross negligence or willful misconduct (as determined by a final, non-appealable order of a court of competent jurisdiction).  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)           The Issuers and the Guarantors, jointly and severally, will indemnify the Trustee (which for purposes of this Section 7.06(b) shall include each of its officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its gross negligence or willful misconduct (as determined by a final, non-appealable order of a court of competent jurisdiction).  The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder.  The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  Neither the Issuers nor any Guarantor need pay for any settlement made without their consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Issuers and the Guarantors under this Section 7.06, including the Lien of the Trustee pursuant to Section 7.06(d) hereof, and any claim of the Trustee arising under this Section 7.06 will survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee, payment of the notes in full and any rejection or termination under any Bankruptcy Law, and the termination of this Indenture for any reason, and shall apply with equal force and effect to the Trustee in each of its capacities hereunder and each Agent, custodian and other Person employed to act hereunder.

Notwithstanding the survival of the Trustee’s Lien pursuant to Section 7.06(d), the Parity Liens securing all Obligations under this Indenture and the Notes will be released as provided elsewhere in this Indenture.

(d)           To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            “Trustee” for purposes of this Section 7.06 shall include any predecessor Trustee; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.07         Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)           The Trustee may resign in writing at any time upon 30 days’ written notice to the Issuers.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee with respect to such Notes by so notifying the Trustee and the Issuers in writing.  The Issuers may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.09 hereof;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee becomes incapable of acting.

(c)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for the Notes for any reason, the Issuers will promptly (but in any event within 60 days) appoint a successor Trustee for the Notes.

(d)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           [Reserved.]

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this

Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuers’ obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08         Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09         Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE VIII.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01         Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of the Board of Directors of the Company evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or Section 8.03 hereof be applied to any the Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02         Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under the Notes and the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute such instruments reasonably requested by the Issuers acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)           the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)           the Issuers’ obligations with respect to such Notes under Article II and Section 4.02 hereof;

(3)           the rights, powers, trusts, duties, immunities and indemnities of the Trustee and the Collateral Trustee and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4)           this Article VIII.

Subject to compliance with this Article VIII, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.

Section 8.03         Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 hereof and Section 5.01(a)(3) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof with respect to such Notes, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees of will be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e), (f), (i) and (j) hereof will not constitute Events of Default with respect to such Notes.

Section 8.04         Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof with respect to such Notes:

(1)           the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, without consideration of reinvestment, to pay the principal of, premium on, if any, and interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)           in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that:

(A)          one of the Issuers has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)          since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)           in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)           no Default or Event of Default under the Notes shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Debt), and the granting of Liens to secure such borrowings);

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Debt being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors is bound;

(6)           the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

(7)           the Issuers must deliver to the Trustee and the Collateral Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

In addition, the Collateral will be released from the Lien securing the Notes, as provided in Section 12.05 hereof, upon a Legal Defeasance or Covenant Defeasance in accordance with this Article VIII hereof.

Section 8.05         Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06         Repayment to Issuers.

Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium on, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuers on their written request or (if then held by the Issuers) will be discharged from such trust; and the Holder of the Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may (but shall not be obligated to) at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07         Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of the Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01         Without Consent of Holders.

(a)           Notwithstanding Section 9.02 hereof, the Issuers, the Trustee and the Collateral Trustee, as applicable, may amend or supplement this Indenture, the Notes and the other Note Documents without notice to or the consent of any Holder of a Note:

(1)           to cure any ambiguity, defect, omission or inconsistency in the Note Documents;

(2)           to comply with Section 5.01 hereof;

(3)           to evidence and provide for the acceptance of an appointment by a successor Trustee or Collateral Trustee;

(4)           to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(5)           to provide for any Guarantee of the Notes, to provide additional collateral security for the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes (other than as set forth in Section 9.02 hereof) when such release, termination or discharge is permitted by this Indenture or the Security Documents;

(6)           to provide for the issuance of Additional Notes in accordance with the terms of this Indenture;

(7)           (i) to conform any provision to the “Description of the Notes” included in the Offering Circular for the Initial Notes; or (ii) to conform the text of the Note Documents or any other such documents (in recordable form) as may be necessary or advisable (in the Issuers’ reasonable discretion) to preserve and confirm the relative priorities of the Secured Obligations and as such priorities are contemplated and set forth in the Collateral Trust Agreement, in each case, as certified in an Officer’s Certificate of the Issuers delivered to the Trustee;

(8)           make, complete or confirm any grant of Collateral permitted or required by any of the Note Documents, including to secure additional Priority Lien Debt or Parity Lien Debt;

(9)           release, discharge, terminate or subordinate Liens on Collateral in accordance with the Note Documents and to confirm and evidence any such release, discharge, termination or subordination;

(10)         as provided in the Collateral Trust Agreement or any applicable intercreditor agreement; or

(11)         to make any other change that does not materially and adversely affect the rights of any Holder of a Note.

In addition, the Collateral Trustee and the Trustee will be authorized to amend the Security Documents as provided under the Collateral Trust Agreement.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such amendment or supplemental indenture or amendment or supplement to any Note Document, and upon receipt by the Trustee and Collateral Trustee, if applicable, of the documents described in Section 9.05 hereof, the Trustee and the Collateral Trustee shall, if applicable, join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture, or any supplement or amendment to any Note Document, authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but each of the Trustee and Collateral Trustee shall not be obligated to enter into such amended or supplemental indenture or amendment or supplement to such Note Document that affects its own rights, duties, privileges, protections, indemnities or immunities under this Indenture, the Note Documents or otherwise.

Section 9.02         With Consent of Holders.

Except as provided below in this Section 9.02, the Issuers, the Trustee and the Collateral Trustee, as applicable, may amend or supplement this Indenture (including, for the avoidance of doubt, Sections 3.09, 4.10 and 4.14 hereof), the Notes and the other Note Documents with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default or past or future compliance with any provision of this Indenture or the Notes or the other Note Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amendment or supplemental indenture, or amendment or supplement to any Note Document, and upon the filing with the Trustee and Collateral Trustee, if applicable, of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee and Collateral Trustee, if applicable, of the documents described in Section 9.05 hereof, the Trustee and Collateral Trustee, if applicable, shall join with the Issuers in the execution of such amendment, or supplemental indenture or amendment or supplement to any Note Document unless such amendment or supplemental indenture, or amendment or supplement to such Note Document affects the Trustee’s or Collateral Trustee’s own rights, duties, privileges, protections, indemnities or immunities under this Indenture or otherwise, in which case each of the Trustee and Collateral Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplemental indenture, or amendment or supplement to such Note Document.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall send to the Holders affected thereby (with a copy to the Trustee) a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or supplemental indenture or waiver.

Notwithstanding other provisions of this Section 9.02, except as expressly provided in this Indenture, the Notes or the other Note Documents, unless consented to by the Holders of at least 66.67% of the aggregate principal amount of the then outstanding Notes, an amendment, supplement or waiver under this Section 9.02 may not release the Liens for the benefit of the Holders of the Notes on all or substantially all of the Collateral.

Notwithstanding other provisions of this Section 9.02, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)           reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note;

(2)           reduce the rate of or change the Stated Maturity of any interest payment on any Note;

(3)           reduce the amount payable upon the redemption of any Note or, in respect of an optional redemption, the times at which any Note may be redeemed;

(4)           after the time an Offer to Purchase or a Change of Control Offer to Purchase is required to have been made (other than a conditional Offer to Purchase or a Change of Control Offer to Purchase), reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(5)           make any Note payable in money other than that stated in the Note;

(6)           impair the contractual right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(7)           reduce the percentage of the principal amount of the Notes whose Holders must consent to an amendment or waiver; or

(8)           expressly subordinate the Notes or any Note Guarantee to any other Debt of the Issuers or any Guarantor.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described in Article IV hereof, in each case in accordance with the provisions governing such amendment or deletion contained in this Indenture, or action taken in compliance with such covenants in effect at the time of such action, shall be deemed to impair or affect any legal or contractual rights of any Holders to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Section 9.03         Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.03.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.04         Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes may issue and the Trustee, upon receipt of a Company Order, shall authenticate new Notes that reflect the amendment, supplement or waiver.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05         Trustee to Sign Amendments, etc.

The Trustee and Collateral Trustee shall sign any amendment or supplemental indenture or amendment or supplement to a Note Document or Security Document, as applicable, authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, privileges, protections, indemnities, liabilities or immunities of the Trustee or Collateral Trustee. In executing any amendment or supplemental indenture or amendment or supplement to any Note Document or Security Document, the Trustee and Collateral Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture, the Collateral Trust Agreement and the other Note Documents and Security Documents and that all conditions precedent to the execution and delivery of such amendments or supplements have been satisfied.

Section 9.06         Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article IX, this Indenture or the Notes shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X.
NOTE GUARANTEES

Section 10.01       Guarantee.

(a)           Subject to this Article X, each of the Guarantors hereby, jointly and severally, absolutely, irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Trustee and each of their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)           the principal of, premium, if any, on, and interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Notes, if lawful, and all other obligations of the Issuers to the Holders, the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a continuing guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, marshaling, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be subject to any impairment, set off, defense, counterclaim or discharge except by complete performance of the obligations contained in the Notes and this Indenture. Without limiting the generality of the foregoing, this Note Guarantee and the obligations of each Guarantor hereunder shall not be affected by, and each Guarantor hereby waives all rights, claims or defenses that it might otherwise have with respect to:

(1)           any renewal, extension or acceleration of, or any increase in the amount of the obligations hereunder, or any amendment, supplement, modification or waiver of, or any consent to departure from, this Indenture;

(2)           any change, reorganization or termination of the corporate structure or existence of the Issuers or any other Guarantor or any of their Subsidiaries and any corresponding restructuring of the obligations hereunder; or

(3)           the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all Collateral securing, or purporting to secure, the Obligations hereunder or any other impairment of such Collateral.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have  in relation to the Holders or in respect of any obligations guaranteed hereby shall be subordinated to, and shall not be enforceable until payment in full of, all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee and, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Note Guarantee.

Section 10.02       Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03       Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuers or any of their Restricted Subsidiaries creates or acquires any Wholly Owned Domestic Restricted Subsidiary after the date of this Indenture, if required by Section 4.15 hereof, the Company will cause such Wholly Owned Domestic Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article X, to the extent applicable.

Section 10.04       Releases.

(a)           The Note Guarantee and all other obligations under this Indenture of a Guarantor will terminate and be automatically released upon the occurrence of any of the following: (a) a sale or other disposition (including by way of consolidation or merger or otherwise) of the Guarantor or the sale or other disposition of all or substantially all the assets of the Guarantor (other than to the Company or a Domestic Restricted Subsidiary) in connection with a transaction or circumstance that does not violate this Indenture; (b) a sale or other disposition of the majority of the Capital Stock of the Guarantor in connection with a transaction or circumstance that does not violate this Indenture and after which the Guarantor is no longer a Domestic Restricted Subsidiary; or (c) a liquidation or dissolution of the Guarantor so long as no Default occurs as a result thereof; (d) the designation by the Issuers in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or the Guarantor otherwise ceases to be a Restricted Subsidiary in accordance with this Indenture; (e) Legal Defeasance or Covenant Defeasance pursuant to Article VIII hereof or upon satisfaction and discharge of this Indenture pursuant to Article XI hereof; (f) the release or discharge of the Guarantee by such Guarantor of the New Credit Agreement or any other Debt which resulted in the obligation to guarantee the Notes, except a discharge or release by or as a result of payment under such guarantee of the New Credit Agreement or any other Debt which resulted in the obligation to guarantee the Notes; or (g) such Guarantor ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of Priority Lien Secured Parties or other exercise of remedies in respect thereof, in each case in accordance with the terms of the Collateral Trust Agreement.

(b)           Upon any occurrence giving rise to a release of a Note Guarantee as specified in Section 10.04(a) hereof, if the Issuers shall have delivered to the Trustee and the Collateral Agent in accordance with Section 13.01 an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder, then the Trustee and the Collateral Trustee will execute any documents reasonably requested by the Issuers in order to evidence or effect such release, discharge and termination in respect of such Note Guarantee and the applicable Guarantor’s obligations under this Indenture. Neither the Issuers nor any Guarantor will be required to make a notation on the notes to reflect any Note Guarantee or any such release, termination or discharge.

ARTICLE XI.
SATISFACTION AND DISCHARGE

Section 11.01       Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights, privileges, protections, indemnities and immunities of the Trustee, Collateral Trustee and agents and rights of transfer or exchange of the Notes, as expressly provided in this Indenture) as to all outstanding Notes, when:

(1)           either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money in U.S. dollars has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes not delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Debt on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit (in the case of notes that have become due and payable) or to the date of maturity or redemption, as applicable, together with irrevocable written instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated by the Issuers as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(2)           the Issuers and/or any Guarantor have paid or caused to be paid all other sums due and payable by them under this Indenture; and

(3)           the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge under this Indenture have been complied with.  Upon the satisfaction and discharge of this Indenture, the Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Secured Debt Obligations under this Indenture, and the right of the Holders and such Secured Debt Obligations to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive with respect to the Notes.  In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02       Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money or Government Securities deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII.
COLLATERAL AND SECURITY

Section 12.01       Security Interest.

The due and punctual payment of the principal of, premium (if any) and interest, if any, on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any) and interest, if any, on the Notes and performance of all other obligations of the Issuers and the Guarantors to the Holders or the Trustee and the Notes (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided herein and in the Security Documents.

Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints Wilmington Trust, National Association as the Trustee and appoints

Lord Securities Corporation as the Collateral Trustee, and each Holder directs the Trustee to enter (and to direct the Collateral Trustee to enter) into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance with the provisions thereof.  Each of the Issuers and the Guarantors consents and agrees to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith.

The Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes.  The Issuers will take, and will cause the Guarantors and the Issuers’ Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Parity Lien Obligations, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Collateral Trustee for the benefit of the Holders of the Notes, holders of other Parity Lien Obligations, to the extent required by, and with the Lien priority required under, the Secured Debt Documents.

Section 12.02       Collateral Trust Agreement.

This Article XII and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement.  Each of the Issuers and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith. Each Holder of Notes, by its acceptance of the Notes (a) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Collateral Trust Agreement, (b) authorizes and instructs the Trustee, on behalf of each holder of Obligations under the Notes, to execute and deliver the Collateral Trust Agreement (and to direct the Collateral Trustee to execute and deliver the Collateral Trust Agreement), to appoint the Collateral Trustee thereunder, and to perform its obligations thereunder as Parity Lien Representative and (c) authorizes and instructs the Collateral Trustee to execute, deliver and perform its obligations under the Security Documents.

Section 12.03       Collateral Trustee.

(1)           Lord Securities Corporation will initially act as the Collateral Trustee for the benefit of the Holders of the Notes, all Parity Lien Obligations and all Priority Lien Obligations outstanding from time to time.

(2)           [Reserved.]

(3)           The Collateral Trustee may not be the same institution serving as a Parity Lien Representative.

(4)           The Collateral Trustee shall hold (directly or through co-trustees or agents), and, subject to the Security Documents, will be entitled to enforce, all Liens on the Collateral created by the Security Documents.

(5)           Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Secured Parties in accordance with the Collateral Trust Agreement, the Collateral Trustee shall not be obligated:

(A)          to act upon directions purported to be delivered to it by any Person;

(B)          to foreclose upon or otherwise enforce any Lien; or

(C)          to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

The Company will deliver to each Secured Debt Representative a copy of each Officer’s Certificate delivered by the Company to the Collateral Trustee pursuant to the Collateral Trust Agreement, together with copies of all documents delivered to the Collateral Trustee with such Officer’s Certificate.

Section 12.04       Release of Liens on Collateral.

The Collateral Trustee’s Liens on the Collateral will be released in any one or more of the circumstances described in the Collateral Trust Agreement.

Section 12.05       Release of Liens in Respect of Notes.

The Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Secured Debt Obligations under this Indenture, and the right of the Holders and such Secured Debt Obligations to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged:

(1)           upon the satisfaction and discharge of this Indenture, in accordance with Article XI hereof;

(2)           upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article VIII hereof;

(3)           upon payment in full and discharge of all Notes outstanding under this Indenture and all Secured Debt Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged;

(4)           in whole or in part, upon the direction of the Trustee or with the consent of the Holders of the requisite percentage of the Notes in accordance with Article IX hereof;

(5)           upon the occurrence of any event that provides for (or permits) a release of Parity Liens pursuant to the Collateral Trust Agreement; or

(6)           with respect to the assets of any Guarantor, at the time such Guarantor is released from its Note Guarantee in accordance with Section 10.04.

Section 12.06       [Reserved.]

Section 12.07       Relative Rights

Nothing in this Indenture or the Security Documents will:

(1)           impair, as to the Issuers and the Holders, the obligation of the Issuers under this Indenture and the Notes to pay principal of, premium and interest on the Notes;

(2)           [Reserved];

(3)           restrict the right of any Holder to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the Collateral Trust Agreement); or

(4)           restrict or prevent any Holder or other Parity Lien Obligations, the Collateral Trustee, for the account of the Parity Lien Secured Parties, or any Parity Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Collateral Trust Agreement.

Section 12.08       Further Assurances

The Issuers and each of the other Guarantors shall do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority (subject to Permitted Liens) required under, the Secured Debt Documents (but only if required under the Notes Documents).

The Issuers and each of the other Grantors shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the Secured Parties.

Section 12.09       [Reserved.]

Section 12.10       Trustee Duties.

(a)           The Trustee, as Parity Lien Representative for the Notes, shall enter into the Collateral Trust Agreement with Lord Securities Corporation, as the Collateral Trustee. The Trustee shall not be obligated to take any action (or to direct the Collateral Trustee to take any action) under the Collateral Trust Agreement or any other Security Document for Notes without the written direction of the Holders of the Notes and may request the direction of the Holders of a majority in aggregate principal amount of the outstanding Notes (or the minimum consent for such action required under this Indenture) with respect to any such actions and, upon receipt of the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (or the minimum consent for such action required under this Indenture) along with security and indemnity satisfactory to the Trustee and the Collateral Trustee, shall take such actions.

(b)           Neither the Trustee nor any of its officers, directors, employees, attorneys or agents shall be responsible or liable (i) for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, maintenance, renewal or protection of any Lien, or for any defect or deficiency as to any such matters, or (ii) for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Security Documents or any delay in doing so, or (iii) for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c)           The rights, privileges, protections, indemnities, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified and compensated and all other rights, privileges, protections, indemnities, immunities and benefits set forth in this Indenture are extended to the Trustee when acting under the Collateral Trust Agreement and the other Note Documents on behalf of the Holders.

(d)           The Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral.

(e)           Whenever an action under the Collateral Trust Agreement requires an Act of Required Secured Parties, the Trustee, in its capacity as Parity Lien Representative, shall be entitled to seek the direction of Holders of the Notes. Subject to the next succeeding sentence, if the minimum consent or directions of Holders of such Notes for such action required by Sections 6.05 or 9.02 or otherwise under this Indenture are met, the Trustee shall deliver a written direction to the Collateral Trustee on behalf of the Notes (i) directing such Act of Required Secured Parties and (ii) notifying the Collateral Trustee of the aggregate principal amount of such Notes consenting or directing such action (it being agreed that if the requisite percentage of consent or direction is received by the Trustee, the Trustee shall consent or direct such action on behalf of all of the then outstanding aggregate principal amount of the Notes). Notwithstanding the foregoing, if the requested action requires the consent or direction of each Holder of the Notes affected thereby, then the Trustee shall not deliver a direction to the Collateral Trustee in such Act of Required Secured Parties unless a unanimous consent is obtained for the Holders of the Notes. For purposes of determining the consent or direction of Holders for an action under the Collateral Trust Agreement that requires an Act of Required Secured Parties, the Notes registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding and neither the Company nor any Affiliate of the Company will be entitled to vote such Notes. Only Notes as to which a Responsible Officer of the Trustee and the Collateral Trustee has received an Officer’s Certificate stating that such Notes are so owned will be so disregarded.

ARTICLE XIII.
MISCELLANEOUS

Section 13.01       Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to an Issuer or any Guarantor:

Foresight Energy LLC

211 North Broadway, Suite 2600

St. Louis, Missouri 63102

Facsimile: (561) 626-4938

If to the Trustee:

Wilmington Trust, National Association
1100 North Market Street

Wilmington, DE 19890

Attention: Foresight Notes Administrator

Facsimile: (302) 636-4149

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or e-mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Notwithstanding any other provision of this Indenture to the contrary, notice to the Trustee shall only be deemed received upon actual receipt thereof by a Responsible Officer of the Trustee.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar or otherwise sent in accordance with the Applicable Procedures.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provisions of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the Applicable Procedures of such Depositary.

Section 13.02       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, upon request by the Trustee, the Company shall furnish to the Trustee:

(1)           an Officer’s Certificate (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)           an Opinion of Counsel (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.04) must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.04       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05       No Personal Liability of Directors, Officers, Employees and Stockholders.

None of the General Partner or any director, officer, employee, incorporator or stockholder of the Issuer, the Co-Issuer, any Guarantor, any Parent or the General Partner, as such ,will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or any other Note Document or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.06       Governing Law; Waiver of Jury Trial; Jurisdiction.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE PARTIES HERETO, AND EACH OF THE HOLDERS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTES GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

To the fullest extent permitted by applicable law, each of the Issuers and Guarantors hereby irrevocably submits to the jurisdiction of any federal or state court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Issuers and Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. Each of the Issuers and Guarantors agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon each of the Issuers and Guarantors, and may be enforced in any courts to the jurisdiction of which such Issuer or Guarantor is subject by a suit upon such judgment, provided, that service of process is effected upon such Issuer or Guarantor as permitted by law.

To the extent that any Issuer or Guarantor has or hereafter may acquire any immunity from jurisdiction of any federal or New York state court located in the Borough or Manhattan, the City of New York, or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property in such jurisdiction, it hereby irrevocably waives such immunity in respect of its obligations under this indenture and the notes or guarantees, as applicable, to the fullest extent permitted by law.

Section 13.07       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08       Successors.

All agreements of the Issuers in this Indenture and the Notes will bind their successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04 hereof.

Section 13.09       Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10       Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.11       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.12       USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 13.13       Indenture Controls.

If and to the extent any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 13.14       Legal Holidays.

When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

[Signatures on following page]

SIGNATURES

Dated as of March 28, 2017

FORESIGHT ENERGY LLC,
as Issuer

By:	/s/ Robert D. Moore
Name:	Robert D. Moore
Title:	President and Chief Executive Officer

FORESIGHT ENERGY FINANCE CORPORATION,
as Co-Issuer

By:	/s/ Robert D. Moore
Name:	Robert D. Moore
Title:	President and Chief Executive Officer

Signature Page to Indenture Agreement

ADENA RESOURCES, LLC
AKIN ENERGY LLC
AMERICAN CENTURY MINERAL LLC
AMERICAN CENTURY TRANSPORT LLC
COAL FIELD CONSTRUCTION COMPANY LLC
COAL FIELD REPAIR SERVICES LLC
FORESIGHT COAL SALES LLC
FORESIGHT ENERGY EMPLOYEE SERVICES
CORPORATION
FORESIGHT ENERGY LABOR LLC
FORESIGHT ENERGY SERVICES LLC
HILLSBORO TRANSPORT LLC
LD LABOR COMPANY LLC
LOGAN MINING LLC
M-CLASS MINING, LLC
MACH MINING, LLC
MACOUPIN ENERGY LLC
MARYAN MINING LLC
OENEUS LLC D/B/A SAVATRAN LLC
SENECA REBUILD LLC
SITRAN LLC
SUGAR CAMP ENERGY, LLC
TANNER ENERGY LLC
VIKING MINING LLC
WILLIAMSON ENERGY, LLC

By:	/s/ Robert D. Moore
Name:	Robert D. Moore
Title:	President and Chief Executive Officer

Signature Page to Indenture Agreement

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:	/s/ John T. Needham, Jr.
Name:	John T. Needham, Jr.
Title:	Vice President

Signature Page to Indenture Agreement

EXHIBIT A

Face of Note

CUSIP/CINS

11.50% Second Lien Senior Secured Notes due 2023

No.	$

FORESIGHT ENERGY LLC

FORESIGHT ENERGY FINANCE CORPORATION

promises to pay to          or registered assigns,

the principal sum of                                                                        DOLLARS [as the same may be revised on the Schedule of Exchanges of Interests in the Global Note attached hereto] on April 1, 2023.

Interest Payment Dates:  April 1 and October 1

Record Dates:  March 15 and September 15

[Signature Pages Follow]

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FORESIGHT ENERGY LLC,
as Issuer

By:
Name:	Robert D. Moore
Title:	President and Chief Executive Officer

FORESIGHT ENERGY FINANCE CORPORATION,
as Co-Issuer

By:
Name:	Robert D. Moore
Title:	President and Chief Executive Officer

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This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

Dated: , 20[ ]

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Back of Note
11.50% Second Lien Senior Secured Notes due 2023

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 INTEREST.  The Issuers promise to pay or cause to be paid interest on the principal amount of this Note at 11.50% per annum from              ,       until maturity, early redemption or such time as set forth in the Indenture.  The Issuers will pay interest, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be              ,      .  The Issuers will pay interest on overdue principal at the interest rate on the Notes to the extent lawful; it will pay interest on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)                                 METHOD OF PAYMENT.  The Issuers will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions in writing to the Issuers or the Paying Agent at least 15 days prior to any payment date. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                                 PAYING AGENT AND REGISTRAR.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)                                 INDENTURE AND SECURITY DOCUMENTS.  The Issuers issued the Notes under an Indenture dated as of March 28, 2017 (the “Indenture”) between the Issuers, the Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Issuers. The Notes are secured by substantially all the assets of the Issuers and the Guarantors pursuant to the Security

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Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                                 OPTIONAL REDEMPTION.  The Notes are subject to optional redemption by the Issuers as provided in Section 3.07 of the Indenture.

(6)                                 [Reserved.]

(7)                                 REPURCHASE AT THE OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Issuers will be required to make an offer to repurchase the Notes as provided in Section 4.14 of the Indenture.  Following the occurrence of certain Asset Sales, the Company may be required to offer to repurchase the Notes as required in Section 4.10 of the Indenture.

(8)                                 NOTICE OF REDEMPTION.  At least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, or deliver electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles VIII or XI thereof.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)                                 DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers or the Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)                          PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11)                          AMENDMENT, SUPPLEMENT AND WAIVER.  The Notes are subject to the amendment, supplement and waiver provisions set forth in Article IX of the Indenture.

(12)                          DEFAULTS AND REMEDIES.  The Events of Default and remedies of the Holders pertaining to the Notes are set forth in Article VI of the Indenture.

(13)                          TRUSTEE DEALINGS WITH ISSUERS.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(14)                          NO RECOURSE AGAINST OTHERS.  None of the General Partner or any director, officer, employee, incorporator or stockholder of the Issuer, the Co-Issuer, any Guarantor, any Parent or the General Partner, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or any other Note Documents or for any claim based on, in

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respect of, or by reason of, such obligations.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(15)                          AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)                          ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)                          CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)                          GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Foresight Energy LLC

Foresight Energy Finance Corporation
211 North Broadway, Suite 2600

St. Louis, Missouri 63102

Facsimile: (561) 626-4938

Attn: General Counsel

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10                                                                                                                                ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

                                                *                                         This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Foresight Energy LLC

Foresight Energy Finance Corporation
211 North Broadway, Suite 2600

St. Louis, Missouri 63102

Facsimile: (561) 626-4938

Attn: General Counsel

Wilmington Trust, National Association

1100 North Market Street

Wilmington, DE 19890

Attn: Foresight Notes Administrator

Re:  Foresight Senior Secured Notes

Reference is hereby made to the Indenture, dated as of March 28, 2017 (the “Indenture”), among Foresight Energy LLC, Foresight Energy Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $            in such Note[s] or interests (the “Transfer”), to                              (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act

3.  ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(A)                               ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(B)                               ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(C)                               ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(D)                               ☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(1)                                 ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(2)                                 ☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(3)                                 ☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐  144A Global Note (CUSIP          ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP          ), or

(iii)                               ☐  IAI Global Note (CUSIP          ); or

(b)                                 ☐  a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐  a beneficial interest in the:

(i)                                     ☐  144A Global Note (CUSIP          ), or

(ii)                                  ☐  Regulation S Global Note (CUSIP          ), or

(iii)                               ☐  IAI Global Note (CUSIP          ); or

(iv)                              ☐  Unrestricted Global Note (CUSIP          ); or

(b)                                 ☐  a Restricted Definitive Note; or

(c)                                  ☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Foresight Energy LLC

Foresight Energy Finance Corporation
211 North Broadway, Suite 2600

St. Louis, Missouri 63102

Facsimile: (561) 626-4938

Attn: General Counsel

Wilmington Trust, National Association
1100 North Market Street

Wilmington, DE 19890

Attn: Foresight Notes Administrator

Re:  Foresight Senior Secured Notes

(CUSIP [         ])

Reference is hereby made to the Indenture, dated as of March 28, 2017 (the “Indenture”), among Foresight Energy LLC, Foresight Energy Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Foresight Energy LLC

Foresight Energy Finance Corporation
211 North Broadway, Suite 2600

St. Louis, Missouri 63102

Facsimile: (561) 626-4938

Attn: General Counsel

Wilmington Trust, National Association
1100 North Market Street

Wilmington, DE 19890

Attn: Foresight Notes Administrator

Re:  Foresight Senior Secured Notes

Reference is hereby made to the Indenture, dated as of March 28, 2017 (the “Indenture”), among Foresight Energy LLC, Foresight Energy Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(1)           ☐ a beneficial interest in a Global Note, or

(2)           ☐ a Definitive Note,

we confirm that:

1.  We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.  We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the

D-1

requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.  We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.  We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:
Dated:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

D-2

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                 , among                    (the “Guaranteeing Subsidiary”), a subsidiary of Foresight Energy LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Company, Foresight Energy Finance Corporation, a Delaware corporation (the “Co-Issuer”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and certain Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 28, 2017 providing for the issuance of 11.50% Second Lien Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article X thereof.

3.             NO RECOURSE AGAINST OTHERS.  None of the General Partner or any director, officer, employee, incorporator or stockholder of the Issuer, the Co-Issuer, any Guarantor, any Parent or the General Partner, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or any other Note Documents or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

4.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

8.             RATIFICATION OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                 ,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[THE ISSUER]

By:
Name:
Title:

[THE CO-ISSUER]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: